Exhibit 4(e)








                                AptarGroup, Inc.
                         Profit Sharing and Savings Plan

                     (as amended and restated, effective as
                              of December 31, 2007)

AptarGroup, Inc.
Profit Sharing and Savings Plan
(as amended and restated, effective as of December 31, 2007)


                                Table of Contents


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


         Article 1.     Establishment, Name and Purpose of the Plan            1
1.1      Establishment, Amendment and Restatement of the Plan..................1
1.2      Purpose of the Plan...................................................1
1.3      Provisions of the Plan................................................1

         Article 2.     Definitions                                            2
2.1      Definitions...........................................................2
2.2      Gender and Number....................................................10

         Article 3.     Eligibility and Participation                         11
3.1      Eligibility and Participation........................................11
3.2      Employees Making Rollover Contributions..............................11
3.3      Duration of Participation............................................11

         Article 4.     Transferred Employees                                 13
4.1      Eligibility..........................................................13
4.2      Vesting Service......................................................13

         Article 5.     Special Provisions for Participants Who Enter the
                        Armed Forces                                          14
5.1      Eligibility..........................................................14
5.2      Vesting Service......................................................14

         Article 6.     Rehired Employees                                     15
6.1      Eligibility Service..................................................15
6.2      Vesting Service......................................................15
6.3      Forfeiture Restorals.................................................16

         Article 7.     Contributions                                         17
7.1      Salary Reduction and Company Matching Contributions..................17
7.2      Payment of Contributions to the Trust................................18
7.3      Contingency of Contributions on Profits..............................19
7.4      Application of Forfeitures...........................................19
7.5      Limitations on Annual Account Additions..............................19
7.6      Limitations on Contributions.........................................21
7.7      Rollover Contributions...............................................25
7.8      Contributions for Returning Participants Who Enter the Armed
         Forces...............................................................26

7.9      Transferred Benefits.................................................27

         Article 8.     Investment of Contributions and Transfer of Assets    28
8.1      Investment of Contributions..........................................28
8.2      Transfer of Assets...................................................28
8.3      Compliance with Section 404(c) of ERISA..............................28
8.4      Investment Risks.....................................................28

         Article 9.     Vesting in Accounts                                   29
9.1      Participant Contributions Account....................................29
9.2      Company Contributions Account........................................29

         Article 10.    Loans and Withdrawals                                 30
10.1     Loans................................................................30
10.2     Hardship Withdrawals.................................................32
10.3     Age 59 1/2 Withdrawals...............................................34
10.4     Qualified Reservist Withdrawals......................................34

         Article 11.    Distributions                                         36
11.1     Retirement or Total Disability.......................................36
11.2     Death................................................................36
11.3     Severance from Service for All Other Reasons.........................36
11.4     Forfeitures..........................................................36
11.5     Accounts of $5,000 or Less...........................................36
11.6     Request for Payment..................................................37
11.7     Forms of Payment.....................................................37
11.8     Time of Distribution.................................................37
11.9     Incompetence of Member or Beneficiary................................39
11.10    Provisions Relating to Section 401(a)(9) of the Code.................39
11.11    Incidental Death Benefit.............................................42

         Article 12.    Direct Rollovers of Eligible Rollover Distributions   43

         Article 13.    Beneficiary Designations                              44
13.1     Beneficiary Designations.............................................44
13.2     Substitute Beneficiaries.............................................44

         Article 14.    Members' Stockholder Rights                           45
14.1     Voting of Shares.....................................................45
14.2     Tender Offers........................................................45

         Article 15.    Accounts and Records of the Plan                      47
15.1     Accounts and Records.................................................47
15.2     Valuation and Allocation of Expenses.................................47
15.3     Allocation of Gains and Losses.......................................47
15.4     No Guarantee Against Loss............................................47

         Article 16.    Administration of the Plan and the Trust Fund         48

16.1     Fiduciary Responsibility.............................................48
16.2     Plan Administrator...................................................48
16.3     Responsibility and Authority of Plan Administrator...................49
16.4     Action by Plan Administrator.........................................50
16.5     Expenses.............................................................50
16.6     Records..............................................................51
16.7     Denial of Claims and Appeals.........................................51
16.8     Effect of a Mistake..................................................52
16.9     Indemnity for Liability..............................................52

         Article 17.    Financing                                             53
17.1     Trust Agreement......................................................53
17.2     Trustee Responsibility...............................................53
17.3     Trust Fund...........................................................53
17.4     Rights in the Trust Fund.............................................53
17.5     Nonreversion.........................................................53

         Article 18.    Miscellaneous                                         55
18.1     Nonalienation of Benefits............................................55
18.2     No Enlargement of Employee Rights....................................56
18.3     Notice of Address and Missing Persons................................56
18.4     Evidence.............................................................56
18.5     Extent of Liability..................................................56
18.6     Applicable Law.......................................................56
18.7     Statute of Limitations for Actions under the Plan....................56
18.8     Forum for Legal Actions under the Plan...............................57
18.9     Severability.........................................................57
18.10    Supplements..........................................................57
18.11    Internal Revenue Service Approval....................................57

         Article 19.    Amendment, Termination and Merger                     58
19.1     Right to Amend or Terminate the Plan.................................58
19.2     Effect of Termination................................................58
19.3     Effect of Merger, Consolidation or Transfer..........................59

         Article 20.    Plan Participation                                    60
20.1     Action by Employer...................................................60
20.2     Participation in the Plan............................................60
20.3     The Employers........................................................60
20.4     Withdrawal from the Plan.............................................61

         Article 21.    Top-Heavy Provisions                                  62
21.1     Application of Top-Heavy Provisions..................................62
21.2     Definitions..........................................................62
21.3     Minimum Contribution.................................................64
21.4     Collective Bargaining Agreements.....................................64

Article 1.    Establishment, Name and Purpose of the Plan

1.1      Establishment, Amendment and Restatement of the Plan

Effective April 22, 1993, AptarGroup, Inc. (the "Company") established the AptarGroup, Inc. Profit Sharing and Savings Plan (the "Plan") for the exclusive benefit of its eligible Employees to accumulate funds and share in the profits of the Company and to assist such Employees in providing for their future security. The Plan is designated as a "profit sharing plan" within the meaning of Treasury Regulation section 1.401-1(a)(2)(ii). The Plan is intended to meet the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Department of Labor Regulations thereunder, and the provisions of the Plan shall be construed and interpreted to meet such requirements. This amendment and restatement shall be effective as of December 31, 2007, except that (i) the provisions of the Plan that reflect certain provision of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") shall be effective January 1, 2002, (ii) Section 11.5 regarding the payment of small sums shall be effective March 28, 2005, (iii) the provisions of the Pension Protection Act of 2006 (the "PPA") shall be effective January 1, 2007 and (iv) the amendment to Section 7.8 required by the Heroes Earnings Assistance and Relief Act of 2008 ("HEART Act") shall be effective for deaths occurring on or after January 1, 2007.

1.2      Purpose of the Plan

The purpose of the Plan is to permit Employees of the Employers to accumulate funds and share in the profits of the Employers, to provide a tax-effective method for Employees of the Employers to save, on a regular and long-term basis, for retirement and to provide payments to Members or their Beneficiaries upon their Severance from Service.

1.3      Provisions of the Plan

Except as otherwise specified herein, the provisions of the Plan are applicable only to the Employees who are eligible to participate in the Plan on or after December 31, 2007. Any Member whose employment terminated before January 1, 2008 (or Beneficiary thereof) shall have his rights determined under the provisions of the Plan as in effect on the date his employment relationship terminated, except as provided elsewhere in the Plan and as required by statute or regulation.

Article 2.    Definitions

2.1      Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

(a) "Account" means the separate account maintained for each Member which represents the Member's total proportionate interest in the Trust Fund as of any Accounting Date and which consists of the sum of--

         (1)      his Company Matching Contributions Account,

         (2)      his Participant Contributions Account and

         (3)      his Prior Employer Account.

(b) "Accounting Date" means the last day of each calendar quarter or such other additional date or dates as the Plan Administrator may designate, from time to time, as Accounting Dates.

(c)      "Affiliate" means--

         (1) any corporation other than an Employer, which together with an Employer is a member of a "controlled group" of corporations (as defined in section 414(b) of the Code);

         (2) any trade or business (whether or not incorporated) which is under "common control" (as defined in section 414(c) of the Code) with an Employer;

         (3) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that include (i) an Employer, (ii) a corporation described in clause (1) of this definition or
                  (iii) a trade or business described in clause (2) of this definition; or

         (4) any other entity required to be aggregated with an Employer pursuant to Treasury Regulations under section 414(o) of the Code.

         A corporation, trade or business, organization or other entity shall be an Affiliate only for such periods of time during which such corporation, trade or business, organization or other entity is described in the previous sentence.

(d) "Basic Salary Reduction Contribution" means the Salary Reduction Contributions elected and made on behalf of a Participant which are not in excess of six percent (6%) (or such other percentage as is established by an Employer from time to time as applicable to any specific group of its Participants) of his Compensation and which are eligible for the Company Matching Contribution.

(e) "Beneficiary" means any person designated by a Member under Article 13 to receive benefits, which may be payable under the Plan upon or after a Member's death.

(f)      "Board of Directors" means the Board of Directors of the Company.

(g) "Break in Service" means a cessation of crediting Hours of Service when the Employee--

         (1)      resigns, is discharged, retires or dies;

         (2) fails to report for work within the period required under the law pertaining to veterans' reemployment rights under USERRA after the Employee is released from military duty with the armed forces of the United States, in which case the Employee's Break in Service shall be deemed to have occurred on the first day of the Employee's authorized leave of absence for such military duty; or

         (3) is on an authorized leave of absence and fails to return to employment, in which case the Employee's Break in Service shall be deemed to have occurred on the first day of the Employee's authorized leave of absence.

(h)      "Code" means the Internal Revenue Code of 1986, as amended.

(i)      "Company" means AptarGroup, Inc.

(j) "Company Matching Contribution" means the contribution made by an Employer on behalf of an eligible Participant, conditioned on the making of Salary Reduction Contributions, as described in Section 7.1(b).

(k) "Company Matching Contributions Account" means the separate account that represents the value of a Member's Company Matching Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(l)      "Company Stock" means the common stock of the Company.

(m) "Company Stock Fund" means an Investment Fund which is designed to invest primarily in shares of Company Stock that are qualifying employer securities.

(n) "Compensation" means a Participant's total pay for services rendered to the Employer as an Employee, including short term disability payments, overtime, bonuses, commissions and incentive pay (in the year paid), but excluding:

         (1) Any noncash compensation, including any amounts contributed by an Employer for the Employee's benefit under the Plan or any other profit sharing, pension, stock bonus, or other retirement or benefit plan, arrangement or policy maintained by an Employer; provided, however, that deferrals pursuant to any cash or deferred arrangement under section 401(k) of the Code, any amounts excluded from wages by reason of an Employee's election to reduce wages in lieu of benefits under section 125 of the Code and any elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code shall be included in Compensation;

         (2) Any reimbursements for medical, dental, or travel expenses, automobile allowances, relocation allowances, educational assistance allowances or other special allowances and awards;

         (3) Any income realized for federal income tax purposes as a result of (i) group life insurance, (ii) the personal use of an Employer-owned automobile, (iii) the grant or exercise of an option or options to acquire shares of stock of any Employer, the receipt of a cash appreciation payment related to shares of stock of any Employer (whether or not related to or in lieu of the exercise of such an option or options), the disposition of shares acquired on exercise of such an option or (iv) the transfer of restricted shares of stock or restricted property of any Employer, or the removal of any such restrictions;

         (4) Any compensation received while on a leave of absence from active work and any severance pay or unused vacation pay paid as a result of the Employee's Severance from Service; and

         (5) Any compensation paid or payable to the Employee, or to any governmental body or agency on account of the Employee, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the Employee's voluntary or involuntary termination of employment with any Employer.

         In no event shall the Plan take into account an Employee's annual Compensation in excess of the amount permitted under section 401(a)(17)(A) of the Code, or such other amount as may be permitted under section 401(a)(17)(B) of the Code, for such Plan Year.

(o) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a qualified trust under section 401(a) of the Code, a qualified annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan.

         Notwithstanding anything herein to the contrary, a distributee may make a direct rollover distribution to a Roth individual retirement account described in section 408A(e) of the Code if such distribution meets the requirements of (i) section 402(c) of the Code and (ii) effective only for distributions made after December 31, 2007 and before January 1, 2010, section 408A(c)(8)(B) of the Code (i.e., for the taxable year of the distribution, the distributee's adjusted gross income does not exceed $100,000 and the distributee is not a married individual filing a separate income tax return).

(p) "Eligible Rollover Distribution" means a distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution shall not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and
         (iii) any distribution which is made upon the hardship of the Employee. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in section 408(a) or (b) of the Code, or (ii) effective January 1, 2007, another qualified plan described in section 401(a) of the Code or an annuity contract described in section 403(b) of the Code, provided that such plan or annuity contract agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(q) "Employee" means any individual who is employed by an Employer or an Affiliate, other than--

         an individual (i) whose employment is subject to a collective bargaining agreement which does not provide for the participation of such individual in the Plan; (ii) whose services are rendered pursuant to an agreement or arrangement (written or oral) (a) as an independent contractor; (b) with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or Affiliate; or (c) that contains a waiver of participation in the Plan; (iii) who is not treated as an employee of an Employer on the Employer's payroll records (notwithstanding any determination by a court or administrative agency that such individual is an employee); or
         (iv) who is characterized as an intern on an Employer's payroll records.

(r) "Employer" means the Company or an Affiliate that has adopted or hereafter adopts the Plan pursuant to Article 19.

(s) "Employment Commencement Date" means the date that an Employee completes his first Hour of Service for an Employer or an Affiliate.

(t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(u) "Five-Percent Owner" means an Employee who is a five-percent owner as defined in section 416(i)(1)(B)(i) of the Code.

(v) "Forfeiture" means any portion of a Member's Company Matching Contributions Account, which is not distributable under Article 11 because the Member is not vested in such portion at his Severance from Service.

(w)      "Highly Compensated Employee" means any Employee of the Employer who--

         (1) was a Five-Percent Owner during the current Plan Year or the preceding Plan Year, or

         (2) for the preceding Plan Year, received compensation (as defined in section 414(q)(4) of the Code) from the Employer and all Affiliates in excess of $105,000 (as adjusted for cost-of-living pursuant to section 414(q) of the Code).

(x)      "Hour of Service" means each hour for which--

         (1) an Employee is directly or indirectly paid, or entitled to payment for the performance of duties for the Company and Affiliates (with each overtime hour being taken into account as if it were a normal work hour);

         (2) an Employee is directly or indirectly paid, or entitled to payment from the Company and Affiliates, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service shall be credited on account of any single continuous period during which no duties are performed, if--

                  (A) an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability insurance laws or

                  (B) an Employee is reimbursed for medically related expenses; or

         (3) back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate; provided, however, the same Hours of Service shall not be credited under both subparagraph (3) and subparagraphs (1) or (2) above.

         An Hour of Service shall not include an hour for which--

         (4) an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability insurance laws; or

         (5)      an Employee is reimbursed for medically related expenses.

         The crediting of Hours of Service to the appropriate computation period shall be made pursuant to rules stated in Department of Labor Regulation section 2530.200b-2(c).

(y) "Inactive Participant" means an Employee who was a Participant and whose Account remains with the Plan but who is transferred to and is in a position of employment either--

         (1) as an Employee of the Employer where he does not meet the eligibility requirements to be a Participant (e.g., a transfer to employment covered under a collective bargaining agreement); or

         (2)      as an Employee of a nonparticipating Affiliate.

(z) "Investment Fund" means any investment fund selected by the Plan Administrator as an investment vehicle for the Trust Fund. The Plan Administrator shall have the discretion to select and terminate such investment funds, as it shall deem appropriate.

(aa) "Leased Employee" means any person who, pursuant to an agreement between an Employer and a leasing organization, has performed services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, where such services are performed under the "primary direction or control" (within the meaning of section 414(n)(2)(C) of the Code) of the Company.

(bb) "Member" means a Participant, an Inactive Participant or a former Participant who has an Account in the Plan.

(cc)     "Normal Retirement Age" means age sixty-five (65).

(dd) "One-Year Break in Service" means a Plan Year in which an Employee who has a Break in Service has fewer than 501 Hours of Service.

         An Employee who is absent from work for a leave of absence due to Parental Leave or a leave of absence of up to twelve (12) weeks under the Family and Medical Leave Act of 1993, as amended, shall be credited with the number of Hours of Service, not in excess of 501, equal to--

         (1) the number of Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

         (2) in any case in which the number of Hours of Service described in subparagraph (1) above cannot be determined, eight (8) Hours of Service per day of such absence.

         The Hours of Service described in this Section 2.1(dd) shall be credited only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One-Year Break in Service in such Plan Year solely because of this paragraph or, in any other case, in the immediately following Plan Year.

(ee) "One-Year Period of Severance" means each twelve-consecutive-month (12) period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that such Employee does not perform an Hour of Service for the Company or Affiliates during such period.

         Solely for purposes of determining whether a One-Year Period of Severance has occurred, but not for purposes of determining Vesting Service, in the case of an Employee who is absent from work on account of a Parental Leave or a leave under the Family and Medical Leave Act of 1993, as amended, the twelve-consecutive-month (12) period beginning on the second anniversary of the first day of such leave shall constitute a One-Year Period of Severance, provided the Employee does not perform an Hour of Service during such period of absence.

(ff) "Parental Leave" means the absence of an Employee from employment with the Company or an Affiliate pursuant to an approved leave of absence by reason of the Employee's maternity or paternity. For purposes of this
         Section 2.1(ff), an absence from work by reason of maternity or paternity means an absence--

         (1)      due to the pregnancy of the Employee or the Employee's spouse,

         (2)      due to the birth of a child of the Employee,

         (3) due to the placement of a child with the Employee in connection with the adoption of such child by such Employee or

         (4) due to the Employee caring for his newborn child or a child placed with the Employee in connection with the Employee's adoption of the child.

         In order for an Employee to obtain approval for such a leave of absence, the Company or Affiliate may reasonably require the Employee to establish that his absence from work is for one of the foregoing reasons and to verify the length of the period of such absence.

(gg) "Participant" means an Employee who has met and continues to meet the eligibility requirements as described in Sections 3.1, 4.1, 5.1 or 6.1 and has elected to participate in the Plan.

(hh) "Participant Contributions Account" means a separate account that consists of the following subaccounts:

         (1)      the Salary Reduction Contributions Account and

         (2)      the Rollover Contributions Account.

(ii)     "Plan" means the AptarGroup, Inc. Profit Sharing and Savings Plan.

(jj) "Plan Administrator" means a plan committee consisting of not less than three (3) persons appointed by the Company to carry out the administration of the Plan.

(kk) "Plan Year" means any calendar year beginning January 1 and ending December 31.

(ll) "Prior Employer Account" means the separate account that represents the value of a Member's benefit transferred to the Plan from another plan, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(mm) "Qualified Reservist" means an individual who (i) is a member of a reserve component (defined in 37 U.S.C. ss. 101 to mean the Army National Guard of the United States, the Army Reserve, the Naval Reserve, the Marine Corps Reserve, the Air National Guard of the United States, the Air Force Reserve, the Coast Guard Reserve or the Reserve Corps of the Public Health Service) and (ii) is ordered or called to active duty for a period in excess of 179 days or for an indefinite period after September 11, 2001.

(nn) "Reemployment Commencement Date" means the first day following a Break in Service or Severance from Service for which an Employee is entitled to be credited with an Hour of Service.

(oo) "Rollover Contribution" means the contribution made by an Employee, as described in Section 7.7.

(pp) "Rollover Contributions Account" means the separate subaccount that represents the value of a Member's Rollover Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(qq) "Salary Reduction Contribution" means the contribution made by an Employer on behalf of an Employee, as described in Section 7.1(a).

(rr) "Salary Reduction Contributions Account" means the separate subaccount that represents the value of a Member's Salary Reduction Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(ss) "Severance from Service" means the date on which the earlier of the following occurs--

         (1) the date on which the Employee quits, retires, is discharged or dies;

         (2) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) from the Company or an Affiliate for any reason other than resignation, retirement, discharge, death or military leave; provided, however, that in the case of a military leave the Employee returns to employment with the Employer within the period required under the law pertaining to veterans' reemployment rights under USERRA.

         (3) the second anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Company or an Affiliate for a reason of a Parental Leave.

(tt) "Total Disability" means that a Member qualifies for and is receiving disability benefits under (i) the Social Security Act or (ii) under any long-term disability benefit plan maintained by the Employer, and the Plan Administrator determines that the disability will be of permanent duration.

(uu)     "Trust" means any trust created under a Trust Agreement.

(vv) "Trust Agreement" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest and dispose of any Trust Fund.

(ww) "Trustee" means the person or persons acting as trustee under a Trust Agreement at any time of reference. The Trustee shall be a fiduciary under the Trust Agreement.

(xx) "Trust Fund" means the assets of every kind and description held under the Trust Agreement forming a part of the Plan.

(yy) "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

(zz) "Vesting Service" means a period of service for vesting purposes. An Employee shall receive credit for Vesting Service, for purposes of
         Article 9, in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator from time to time, which standards and policies shall be consistently observed; provided, however, that--

         (1) Vesting Service is determined equal to his period of employment beginning with the Employee's Employment Commencement Date and ending with the Employee's Severance from Service;

         (2) Vesting Service shall be expressed and determined in full and fractional years; and

         (3)      All periods of credited Vesting Service shall be aggregated.

2.2      Gender and Number

Whenever used herein, singular words shall include the plural and masculine words shall include the feminine unless the context clearly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan and Trust.

Article 3.    Eligibility and Participation

3.1      Eligibility and Participation

Subject to the provisions of Articles 4, 5 and 6, each Employee of an Employer will become eligible to participate in the Plan on:

(a)      if a full-time Employee, the first of the month following the one-month
         (1) anniversary of his Employment Commencement Date and

(b)      if a part-time Employee, the first day of the month following--

         (1) the twelve-month (12) period commencing with his Employment Commencement Date if he is credited with at least 1,000 Hours of Service during that period or

         (2) the first Plan Year commencing after his Employment Commencement Date in which he is credited with at least 1,000 or more Hours of Service.

An Employee who is eligible to participate in the Plan shall become a Participant by making an election to have Salary Reduction Contributions made on the Employee's behalf in a manner prescribed by the Plan Administrator. Notwithstanding the foregoing, each Employee whose Employment Commencement Date is January 1, 2007 or later shall become a Participant as of the date the Employee is eligible to participate in the Plan and shall be deemed to have made an election to have Salary Reduction Contributions made on the Employee's behalf in an amount equal to the percentage of his or her Compensation provided in
Section 7.1(a)(1), unless the Employee makes an election either (i) not to make Salary Reduction Contributions to the Plan or (ii) to have Salary Reduction Contributions made on the Employee's behalf in the same or a different amount. Effective August 1, 2007, each Employee who is eligible to participate in the Plan and is not subject to the provisions of the foregoing sentence shall become a Participant and shall be deemed to have made an election to have Salary Reduction Contributions made on the Employee's behalf in an amount equal to the percentage of his or her Compensation provided in Section 7.1(a)(1), unless the Employee makes, or prior to August 1, 2007, made an election either (i) not to make Salary Reduction Contributions to the Plan or (ii) to have Salary Reduction Contributions made on the Employee's behalf in the same or a different amount.

3.2      Employees Making Rollover Contributions

An Employee of an Employer who makes a Rollover Contribution in accordance with
Section 7.7 before becoming eligible to participate as described in Section 3.1 above shall be deemed a Participant only for purposes of the Rollover Contribution and not for any other purpose, other than loans and withdrawals described under Article 10, until such Employee becomes eligible to participate and subsequently a Participant.

3.3      Duration of Participation

No Participant shall have any right to revoke, modify or discontinue his participation or withdraw from the Plan, except as expressly provided herein. A Participant shall continue to be a Participant or Inactive Participant until he has a Severance from Service, and then shall continue to be a Member thereafter for as long as he is entitled to receive any benefits under the Plan. After receiving all benefits to which he is entitled hereunder, he shall cease to be a Member unless and until he thereafter becomes eligible to again become a Participant.

Article 4.    Transferred Employees

4.1      Eligibility

(a) An Employee of a nonparticipating Affiliate who is transferred from employment where he becomes an Employee of an Employer shall be eligible to participate in the Plan effective as of the date he is transferred to employment with the Employer--

         (1) if the Employee is full-time and his one-month (1) anniversary of his Employment Commencement Date had already occurred and

         (2) if the Employee is part-time and he had completed 1,000 or more Hours of Service--

                  (A) in the twelve-month (12) period commencing with his Employment Commencement Date or

                  (B) during a Plan Year commencing after his Employment Commencement Date.

(b) Any Inactive Participant who is transferred to employment where he becomes an Employee of an Employer again will become eligible to participate in the Plan effective as of the date he is transferred to employment with the Employer.

(c) Every other Employee shall become eligible to participate in the Plan as described under Section 3.1 above.

4.2      Vesting Service

(a) An Employee of a nonparticipating Affiliate who is transferred from employment where he becomes an Employee of an Employer shall be credited with Vesting Service for all of his employment with the nonparticipating Affiliate before such transfer.

(b) Any Participant who is transferred to employment as an Employee of a nonparticipating Affiliate where he becomes an Inactive Participant shall continue to accrue Vesting Service under the Plan during the period he is an Inactive Participant. Any benefit to which he may become entitled under the Plan shall be determined on the basis of his Vesting Service before and after the date of such transfer.

Article 5.    Special Provisions for Participants Who Enter the Armed Forces

Notwithstanding any provisions in the Plan to the contrary, eligibility and Vesting Service as described in this Article 5, contributions as described in
Section 7.8 and loan payments as described in Section 10.1 with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

5.1      Eligibility

If an Employee is absent from employment on account of qualified military service (as defined in section 414(u)(5) of the Code) and is entitled to reemployment rights under USERRA, the Participant's period of military service shall count towards eligibility for purposes of Section 3.1.

5.2      Vesting Service

If an Employee is absent on account of qualified military service (as defined in section 414(u)(5) of the Code) and is entitled to reemployment rights under USERRA, the Participant's period of military service shall count towards Vesting Service.

Article 6.    Rehired Employees

6.1      Eligibility Service

(a) Any Employee who is reemployed as an Employee by an Employer shall be eligible to participate in the Plan effective as of his Reemployment Commencement Date if he met the eligibility requirements of Section 3.1 as of his prior Severance from Service.

(b)      Rehired as a Full-time Employee.

         (1) An Employee who is not described in Section 6.1(a) above and who is subsequently reemployed as a full-time Employee of an Employer before incurring a One-Year Period of Severance shall be eligible to participate in the Plan on the later to occur of--

                  (A) the first of the month following the one (1) month anniversary of his Employment Commencement Date or

                  (B)      his Reemployment Commencement Date.

         (2) An Employee who is not described in Section 6.1(a) above and who is subsequently reemployed as a full-time Employee of an Employer after incurring a One-Year Period of Severance shall be eligible to participate in the Plan the first of the month following the six (6) month anniversary of his Reemployment Commencement Date.

(c)      Rehired as a Part-time Employee.

         (1) An Employee who is not described in Section 6.1(a) above and who is subsequently reemployed as a part-time Employee of an Employer before incurring a One-Year Break in Service shall be eligible to participate in the Plan as determined under
                  Section 3.1, taking into account the Hours of Service credited to him prior to such reemployment.

         (2) An Employee who is not described in Section 6.1(a) above and who is subsequently reemployed as a part-time Employee of an Employer after incurring a One-Year Break in Service shall be eligible to participate in the Plan in accordance with Section 3.1.

6.2      Vesting Service

If an Employee who has had a Severance from Service is subsequently reemployed as an Employee--

(a) If the Employee is reemployed before a One-Year Period of Severance occurs, the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee's reemployment and, if such Severance from Service resulted from resignation, discharge or retirement, the Employee shall receive credit for Vesting Service for the period between the Employee's Severance from Service and the Employee's reemployment.

(b) If the Employee is reemployed after a One-Year Period of Severance occurs, the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee's reemployment but the Employee shall not receive credit for Vesting Service for the period between the Employee's Severance from Service and the Employee's reemployment.

6.3      Forfeiture Restorals

If a Member with respect to whom an amount was deemed a Forfeiture as described in Section 11.4 is reemployed by an Employer--

(a) Before he incurs five (5) consecutive One-Year Periods of Severance, such Forfeiture shall be restored to his Company Contributions Account as of the Accounting Date coincident with or next following his Reemployment Commencement Date.

(b) On or after he incurs five (5) consecutive One-Year Periods of Severance, such Forfeiture shall not be restored to his Company Contributions Account.

Article 7.    Contributions

7.1      Salary Reduction and Company Matching Contributions

For each Plan Year, an Employer shall contribute Salary Reduction Contributions pursuant to Section 7.1(a) below. In addition, an Employer may make Company Matching Contributions, determined as provided in Section 7.1(b) below. The amount of each of these contributions is as follows, subject to the limitations described under Sections 7.5 and 7.6 of this Article, or the administrative action taken in accordance with Section 7.6(f) of this Article:

(a)      Salary Reduction Contributions.

         (1) Any Participant may elect, in a manner prescribed by the Plan Administrator, to reduce his Compensation by whole percentages up to twenty-five percent (25%).

                  Such amounts by which a Participant elects to reduce his Compensation in accordance with this Section 7.1(a) shall be contributed to the Plan on his behalf by his Employer as a Salary Reduction Contribution. Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

                  A Participant who is deemed to have made an election to have Salary Reduction Contributions made on the Participant's behalf pursuant to Section 3.1 shall be deemed to have elected to reduce his Compensation by three percent (3%).

         (2) A Participant may elect, in a manner prescribed by the Plan Administrator, to increase, decrease or voluntarily cease his Salary Reduction Contributions, within the percentage limits stated above, at any time. Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

         (3) A Participant may elect, in a manner prescribed by the Plan Administrator, to resume his Salary Reduction Contributions, within the percentage limits stated above, effective with the first payroll period beginning on or after the January 1, April 1, July 1 or October 1 that follows the election.

         (4) Catch-up Contributions. A Participant who is eligible to make Salary Reduction Contributions and who has attained age fifty
                  (50) before the end of a Plan Year shall be eligible to make catch-up contributions under the Plan for such Plan Year and subsequent Plan Years in which he is a Participant. Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code, the Treasury Regulations promulgated thereunder and such other rules and limitations prescribed by the Plan Administrator from time to time; provided, however, that the amount of catch-up contributions made on behalf of a Participant during a calendar year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($5,000 for 2008 or such other amount as may be permitted under section 414(v)(2) of the Code). Catch-up contributions shall not be eligible for Company Matching Contributions and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12),
                  402(g), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

         (5) The Plan Administrator may adopt rules concerning the administration of this Section 7.1(a).

(b)      Company Matching Contributions.

         (1) An Employer may make a Company Matching Contribution on behalf of each Participant in its employ for whom Basic Salary Reduction Contributions have been made during a Plan Year. The Employer's Company Matching Contribution shall be equal to a specified percentage of the eligible Participant's Basic Salary Reduction Contributions.

         (2) The specified percentage, which may be different with respect to different groups of Participants, shall be determined from time to time by the Company or an Employer.

         (3) For each Plan Year, each Employer shall also make a supplemental Company Matching Contribution on behalf of each Participant who on the last day of such Plan Year is an Employee of such Employer in respect of such Participant's Basic Salary Reduction Contributions for such Plan Year, in an amount equal to the excess of the percentage specified pursuant to Section 7.1(b)(1) of the Salary Reduction Contributions made on behalf of the Participant for the Plan Year over the Company Matching Contributions made on behalf of such Participant pursuant to Section 7.1(b)(1) for such Plan Year.

7.2      Payment of Contributions to the Trust

(a) Salary Reduction Contributions. Salary Reduction Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Salary Reduction Account as of the end of each pay period or as soon as administratively feasible. In no event, however, shall the Salary Reduction Contributions be paid by the Company to the Trustee no later than the fifteenth business day of the month following the month in which the Salary Reduction Contributions are withheld from Compensation or received by an Employer.

         The Company may have an additional ten (10) days to pay the Salary Reduction Contributions to the Trustee if the following conditions are met:

         (1) Prior to the beginning of the extension period, the Company must obtain a performance bond or letter of credit in favor of the Plan for the late amounts. The bond or letter of credit must remain in effect for at least three (3) months after the month in which the extension period expires;

         (2) The Company must provide notice to Participants by no later than five (5) business days after the extension period (after the amounts have been paid to the Trustee) that acknowledges the delay and indicates the reasons for it; and

         (3) The Company must provide certification to the Department of Labor no later than five (5) business days after the end of the extension period that the bond was obtained and the notice was given.

         If the Company elects this extension more than twice in the same Plan Year, it must pay to the Plan the lost earnings resulting from the extensions. The amount of lost earnings paid must be the greater of:

         (4) The amount the Salary Reduction Contributions otherwise would have earned from the date of withholding or receipt by an Employer until the date of payment to the Trustee as if the Salary Reduction Contributions had been invested in the investment alternative under the Plan that had the highest rate of return; or

         (5)      The underpayment interest rate under the Code for that period.

(b) Company Matching Contributions. The Company Matching Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Company Matching Contribution Account as of the end of each calendar month. The Company shall be deemed to have paid the Trustee on the last day of the preceding taxable year if the payment is on account of such taxable year and is made not later than the time prescribed by law for filing the return for such taxable year, including extensions thereof.

7.3      Contingency of Contributions on Profits

The Plan is designated as a profit sharing plan under section 401(a) of the Code. However, payment by an Employer of contributions to the Plan shall not be contingent upon the existence of current or accumulated profits of the Employer.

7.4      Application of Forfeitures

Forfeitures occurring during any Plan Year in the Account of a Member shall be used to reduce administrative expenses of the Plan. Any remaining forfeitures shall be used to reduce future Company Matching Contributions due under Section 7.1(b).

7.5      Limitations on Annual Account Additions

(a) Limitation. Contributions to the Plan shall not exceed the limitation set forth in section 415 of the Code and the regulations promulgated thereunder, which are expressly incorporated by reference herein, including but not limited to, the rules set forth in this Section 7.5. Notwithstanding any other provision of the Plan, the amount allocated to the accounts of each Participant for any Limitation Year shall be limited so that the aggregate annual additions for such year to the Participant's Account and to the Participant's accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of--

         (1) $46,000 (as adjusted pursuant to section 415(d) of the Code) and

         (2) 100 percent of the Participant's "compensation" for such Limitation Year (or such other percentage of compensation set forth in section 415(c) of the Code).

For purposes of this Section 7.5, the "annual additions" to a Participant's Account and to the Participant's account in any other defined contribution plan maintained by an employer is the sum for such Limitation Year of:

         (1) the amount of employer contributions (including Salary Reduction Contributions) allocated to the Participant's Account, excluding, however, (X) Salary Reduction Contributions that are "catch-up contributions" made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and
                  (Z) restorative payments (within the meaning of Treasury Regulation section 1.415(c)-1(b)(2)(ii)(C)),

         (2)      the amount of forfeitures allocated to the Participant's
                  Account,

         (3) the amount of contributions by the Participant to any such plan, but excluding any Rollover Contributions or loan repayments,

         (4) the amount allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(l) of the Code or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code, and

         (5) the amount of mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code.

(b) Additional Definitions. For the purpose of this Section 7.5 only, the following terms shall have these meanings:

         (1) "Any defined benefit plan" shall have the meaning set forth in Treasury Regulation section 1.415(b)-1(a)(2).

         (2) "Any defined contribution plan" shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2).

         (3)      "Limitation year" means the Plan Year.

         (4) "Compensation" shall have the meaning set forth in Treasury Regulation section 1.415(c)-2.

         (5)      "Employer" shall the Company and its Affiliates.

7.6      Limitations on Contributions

(a) (1) Limit on Salary Reduction Contributions. Notwithstanding the provisions of Section 7.1(a) (relating to Salary Reduction Contributions), Salary Reduction Contributions for any calendar year shall not exceed the dollar amount prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the Code).

         (2) If, for any calendar year, a Participant determines that the aggregate of the (i) Salary Reduction Contributions to the Plan and
         (ii) amounts contributed under all other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, including those maintained by an Employer, Affiliate or other employers, will exceed the limit imposed by Section 7.6(a) for the calendar year in which such contributions were made ("Excess Salary Reduction Contributions"), such Participant shall be permitted, pursuant to such rules and at such time prior to the April 15 following such calendar year as determined by the Plan Administrator, to submit a written request for the distribution of an amount equal to or less than the amount of such excess contributions. The request described in this
         Section 7.6(a)(2) shall be made on a form designated by the Plan Administrator and shall specify the amount of such excess contributions and the amount to be distributed from the Plan. The request shall be accompanied by the Participant's written statement that if such amount is not distributed, the amounts contributed by the Participant under all plans and arrangements described under sections 401(k), 408(k) and 403(b) of the Code will exceed the limit for such Participant under section 402(g) of the Code. The Plan Administrator shall direct the Trustee to distribute such amount (adjusted for gains and losses) no later than such April 15. If amounts are distributed pursuant to this
         Section 7.6(a)(2), any corresponding Company Matching Contributions allocated to the Participant's Company Matching Contribution Account (adjusted for gains and losses) shall be forfeited. The amount of any gains or losses allocable to Excess Salary Reduction Contributions and forfeited Company Matching Contributions, as the case may be, shall be determined pursuant to applicable Treasury Regulations. Notwithstanding the provisions of this paragraph, any Excess Salary Reduction Contributions distributed in accordance with this paragraph shall not be treated as "annual additions" for purposes of Section 7.5 (relating to statutory limitations on allocations to accounts) and shall be included for purposes of the tests described in Section 7.6(c) (relating to limitations on contributions for highly compensated employees) to the extent required by law.

(b) Actual Deferral Percentage ("ADP") Test. For purposes of this Section 7.6(b), a "participant" shall mean any Employee who was eligible at anytime during the Plan Year to participate in the Plan. In no event shall any Employer make Salary Reduction Contributions for any Plan Year that would result in the actual deferral percentage ("ADP") of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the greater of--

         (1) one and one-quarter (1.25) times the ADP of the group of all other participants; and

         (2) the lesser of (A) two (2) times the ADP of the group of all other participants and (B) the ADP of the group of all other participants plus two percentage (2%) points.

The ADP of each group of participants for any Plan Year shall be the average of the ratios (calculated separately for each participant in each group), calculated to the nearest one-hundredth of one percent (.01%), of (i) the Salary Reduction Contributions made on behalf of each participant for such Plan Year to
(ii) such participant's Compensation, earned while such Employee was an eligible employee within the meaning of Treasury Regulation section 1.401(k)-6 for such Plan Year. The Plan Administrator shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the ADP test is satisfied during a Plan Year, and, if it appears to the Plan Administrator that such test will not be satisfied, the Plan Administrator shall take such steps as it deems necessary or appropriate to adjust, limit or restrict the Salary Reduction Contributions for all or a portion of such Plan Year on behalf of some or all Members who are Highly Compensated Employees to the extent necessary in order for the ADP test to be satisfied. If, as of the end of the Plan Year, the Plan Administrator determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the ADP test was not satisfied, the Plan Administrator shall calculate a total amount by which Salary Reduction Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to each Member who is a Highly Compensated Employee shall be determined by first reducing the Salary Reduction Contributions made on behalf of each Member whose actual dollar amount of contributions taken into account for purposes of determining such Member's ADP as described in Section 7.6(e)(2) ("ADP contributions") for such Plan Year is highest until such reduced dollar amount equals the next highest dollar amount of ADP contributions made for such Plan Year on behalf of any Highly Compensated Employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the Salary Reduction Contributions made on behalf of each Member who is a Highly Compensated Employee and whose actual dollar amount of ADP contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence), shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. At any stage in the process herein described, if two (2) or more Highly Compensated Employees have the same dollar amount remaining of ADP contributions, reductions shall be made to each of them in equal amounts. When the total excess contributions amount shall have been eliminated in the manner described above, the Plan shall be deemed to satisfy the tests set forth in this Section 7.6(b), regardless of whether the final ADP's of Highly Compensated Employees in fact satisfy such tests. No later than two and one-half (2 1/2) months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Plan Administrator shall cause to be distributed to each affected Member the amount of Salary Reduction Contributions to be returned to such Member, plus any income and minus any loss through the end of the Plan Year that is allocable thereto. Any Company Matching Contributions corresponding to the Salary Reduction Contributions so distributed, plus any income and minus any loss allocable thereto, shall be forfeited. The amount of any income or loss allocable to any such reductions, including income or loss attributable to the gap period (as defined in applicable Treasury Regulations), to be so distributed or forfeited shall be determined pursuant to applicable Treasury Regulations. The amount of Salary Reduction Contributions (and income or loss allocable thereto) to be distributed to a Member hereunder shall be reduced by any Salary Reduction Contributions previously distributed to such Participant pursuant to Section 7.6(a) in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 7.5 (relating to statutory limitations on allocations to accounts).

For purposes of the ADP test described in this Section 7.6(b)--

         (I) A Salary Reduction Contribution will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within two and one-half (2 1/2) months after the close of the Plan Year (but for the deferral election);

         (II) A Salary Reduction Contribution will be taken into account for a Plan Year only if it is allocated to the Participant as of a date within that Plan Year. For this purpose, a Salary Reduction Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Salary Reduction Contribution is actually paid to the Trust Fund no later than twelve
(12) months after the Plan Year to which the contribution relates;

         (III) Catch-up contributions, as described in Section 7.1(a)(4), and Salary Reduction Contributions as described in Section 7.1(a) shall not be taken into account for purposes of the ADP test; and

         (IV) Excess contributions, as described in Section 7.6(a), shall be taken into account for purposes of the ADP test to the extent required by applicable Treasury Regulations.

(c)      Actual Contribution Percentage ("ACP") Test. For purposes of this
         Section 7.6(c), a "participant" shall mean any Employee who was eligible at anytime during the Plan Year to participate in the Plan. In no event shall Company Matching Contributions for any Plan Year be made which would result in the actual contribution percentage ("ACP") of the group of Highly Compensated Employees eligible to participate in the Plan to exceeding the greater of--

         (1) one and one-quarter (1.25) times the ACP of the group of all other participants; and

         (2) the lesser of (A) two (2) times the ACP of the group of all other participants and (B) the ACP of the group of all other participants plus two percentage (2%) points.

The ACP of each group of participants for any Plan Year shall be the average of the ratios (calculated separately for each participant in each group), calculated to the nearest one-hundredth of one percent (.01%), of (i) the Company Matching Contributions made on behalf of each participant for such Plan Year to (ii) such participant's Compensation earned while such Employee was an eligible employee within the meaning of Treasury Regulation section 1.401(m)-5 for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Company Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in
Section 7.6(b). Any such reduction in the Company Matching Contributions made on behalf of any Participant shall be paid to the Participant (if vested) or treated as a forfeiture under Section 7.4 (if forfeitable). Such payment or forfeiture shall include any income allocable to such excess contributions for the Plan Year for which the excess contributions were made and for the period between the end of that Plan Year and the date of distribution. In no event shall such excess contributions or such income allocable thereto be paid to the Participant any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

For purposes of the ACP test described in Section 7.6(c), a Company Matching Contribution will be taken into account for a Plan Year only if it is (I) made on account of the participant's Salary Reduction Contributions for the Plan Year and (II) paid to the Trust Fund by the end of the twelfth month following the close of that Plan Year. Company Matching Contributions as described in Section 7.1(b) shall not be taken into account for purposes of the ACP test.

(d) Combination and Restructuring. The Plan Administrator may comply with the requirements of this Section by combining contributions under the Plan with contributions under any other defined contribution plan maintained by the Company or any Affiliate or adopting any other methodology permitted under guidelines established by the Secretary of the Treasury. To the extent permitted by applicable Treasury Regulations, the Plan Administrator may elect to take Salary Reduction Contributions into account in applying the ACP test.

(e) Special Rules. For purposes of determining whether the Plan satisfies the ADP test of Section 7.6(b) and the ACP test of Section 7.6(c), the following rules shall apply:

         (1) All elective contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) or 410(b) of the Code (other than section 410(b)(2)(A)(ii) of the Code) are to be treated as made under a single plan. All matching contributions made under two (2) or more plans that are similarly aggregated are to be treated as made under a single plan. If two (2) or more plans are permissively aggregated for purposes of section 401(k) or 401(m) of the Code, the aggregated plans must also be treated as a single plan for purposes of satisfying sections 401(a)(4) and 410(b) of the Code.

         (2) In calculating the ADP or the ACP, the actual deferral ratio ("ADR") or the actual contribution ratio ("ACR"), as applicable, of a Highly Compensated Employee will be determined by treating all cash-or-deferred arrangements or all plans subject to section 401(m) of the Code (as applicable) under which the Highly Compensated Employee is eligible (other than those that may not be aggregated as provided in applicable Treasury Regulations) as a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash-or-deferred arrangements or in two or more plans subject to section 401(m) of the Code that have different plan years, then such Highly Compensated Employee's ADR and ACR shall be determined by including all contributions made on behalf of such Highly Compensated Employee under such arrangements or plans for the Plan Year.

         (3) The Plan Administrator may elect for any Plan Year to exclude from consideration any participant who is not a Highly Compensated Employee and who has either (i) not attained the age of twenty-one (21) or (ii) not completed six (6) months of Service, provided, however, that the group of such excluded participants separately satisfies the minimum coverage test of section 410(b) of the Code.

         (4) The amount of excess contributions and any income allocable thereto to be refunded shall be reduced by excess deferrals under Section 7.6(a) previously distributed for the taxable year ending in the same Plan Year, and excess deferrals under
                  Section 7.6(a) to be distributed for a taxable year will be reduced by excess contributions and any income allocable thereto previously distributed or recharacterized for the Plan Year beginning in such taxable year.

If a Highly Compensated Employee's elective contributions are reduced in order to enable the Plan to satisfy the ADP test, then a corresponding reduction shall be made to the contributions that would otherwise have matched said elective contributions.

(f) Additional Action. The Plan Administrator may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this Section 7.6. Such action may include, but is not limited to, reducing the maximum amount of Salary Reduction Contributions under Section 7.1(a) that can be contributed on behalf of any group of Highly Compensated Employees.

(g) Other Requirements. The determination of ADP and ACP amounts of any Participant shall satisfy such other requirements as may be required by the Secretary of the Treasury.

7.7      Rollover Contributions

Before becoming eligible to participate in the Plan as described in Article 3, an Employee may make a Rollover Contribution in accordance with procedures approved by the Plan Administrator, provided that the Rollover Contribution is in cash and received in a distribution that constitutes an Eligible Rollover Distribution. Rollover Contributions must be paid over to the Trustee for deposit in the Trust Fund on or before the sixtieth day (or such other time as permitted by law) after receipt by the Employee of the distribution. Alternatively, an Employee may directly roll over an Eligible Rollover Distribution from an Eligible Retirement Plan. The Employee's Rollover Contribution shall be allocated to his Rollover Account as soon as practicable after such Rollover Contribution is paid to the Trust Fund. Notwithstanding the foregoing, Rollover Contributions to the Plan may not include any portion of an Eligible Rollover Distribution that (i) consists of after-tax employee contributions; (ii) is from an annuity contract described in section 403(b) of the Code; (iii) is from an eligible plan under section 457(b) of the Code; or
(iv) is from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code.

7.8      Contributions for Returning Participants Who Enter the Armed Forces

(a) Period for Make-Up Contributions. An Employee who (i) ceased active employment because of his period of qualified military service (as defined in section 414(u)(5) of the Code) or (ii) is reemployed by an Employer within the period required under the law pertaining to veterans' reemployment rights, and (iii) who is eligible to participate in the Plan pursuant to Section 3.1 upon his rehire, shall be entitled to make Salary Reduction Contributions as permitted in Section 7.8(b). The period in which such an Employee may make such Salary Reduction Contributions shall commence on the date of his reemployment and shall be equal to three (3) times the period of his qualified military service, to a maximum of five (5) years.

(b) Amount of Make-Up Contributions. With respect to all or part of his period of qualified military service, a Participant described in
         Section 7.8(a) may make Salary Reduction Contributions at any rate permitted under Section 7.1(a) that was in effect during his period of qualified military service. The basis for such contributions shall be the Participant's average Compensation during the twelve-month (12) period immediately prior to entry into qualified military service. Such contributions shall be in addition to any Salary Reduction Contributions the Participant is making under Section 7.1(a) for his current period of employment.

(c) Company Matching Contributions. The Employers shall make Company Matching Contributions, in accordance with the provisions of Section 7.1(b), in respect of a Participant's Salary Reduction Contributions made pursuant to this Section 7.8.

(d) Limitations. The limitations and restrictions of Sections 7.5 and 7.6 and section 404(a) of the Code shall not apply to any Salary Reduction Contributions and Employer Matching Contributions made pursuant to this
         Section 7.8 with respect to the year in which such contributions are made, but instead shall be subject to such limitations for the year in respect of which the contributions are made, as provided by the rules prescribed by the Secretary of the Treasury.

(e) Earnings, Gains, Losses and Forfeitures. Contributions under Section 7.8(b) and (c) above shall not be credited with any earnings, gains or losses for the period during which the Participant was in qualified military service.

(f) Compensation. For purposes of the Plan (including the calculation of a Participant's Salary Reduction Contributions and Company Matching Contributions made pursuant to this Section) and to the extent required by section 414(u) of the Code and USERRA, the Participant's Compensation during such period of qualified military service shall be deemed to equal the Compensation the Participant would have received during the period of qualified military service but for his absence due to qualified military service. If the Compensation the Member would have received during such period is not reasonably certain, the Participant's Compensation for his period of qualified military service shall be based on the Participant's Compensation during the twelve-month (12) period (or, if shorter, the period of employment) immediately preceding the qualified military service.

(g) In the event that the Participant dies while performing qualified military service (as defined in section 414(u) of the Code), the Participant's survivors (within the meaning of section 401(a)(37) of the Code) shall be entitled to additional benefits, if any, (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant immediately resumed employment prior to his death and then terminated employment on account of death.

7.9      Transferred Benefits

If an Employee previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan, and such other plan permits the transfer to the Plan of the vested portion of his benefits under such other plan, and if so directed by the Plan Administrator in its discretion, the Trustee of the Trust Fund shall accept a transfer of cash to the Plan equal to the vested benefits of such Employee under such other plan.

Article 8.    Investment of Contributions and Transfer of Assets

8.1      Investment of Contributions

Each Participant shall elect to have the Salary Reduction Contributions, Company Matching Contributions and Rollover Contributions made by the Participant or on the Participant's behalf invested in any one (1) or more of the Investment Funds. The election shall be made in a manner prescribed by the Plan Administrator. The Account of a Participant on whose behalf Salary Reduction Contributions are made pursuant to either of the last two (2) sentences of
Section 3.1 shall be invested in the Investment Fund designated by the Plan Administrator until such Participant makes an affirmative investment election in accordance with this Section 8.1. The Plan Administrator may adopt rules concerning the administration of this Section 8.1.

8.2      Transfer of Assets

Each Member may elect to have the assets in any Investment Fund transferred to any one (1) or more of the other Investment Funds. The election shall be made in a manner prescribed by the Plan Administrator. The Plan Administrator may adopt rules concerning the administration of this Section 8.2.

8.3      Compliance with Section 404(c) of ERISA

Because the Plan is intended to comply with section 404(c) of ERISA and the regulations thereunder, the Plan, the Employers, all nonparticipating Affiliates, and the Plan Administrator are exempt from liability for any investment losses where a Member or Beneficiary exercises control over the assets in the Member's or Beneficiary's Account.

8.4      Investment Risks

Notwithstanding Section 8.3, any investment election or transfer of assets under this Article 8 by a Member or Beneficiary shall constitute an agreement by such Member or Beneficiary who assumes responsibility for the risks of investment of the Member's or Beneficiary's Account. In accordance with such election or transfer, it being expressly understood that all of the Investment Funds involve some measure of investment risks including the risk of diminution or loss of the principal amount of any investment. To the maximum extent permissible under applicable law, all fiduciary responsibility with respect to the allocation of a Member's or Beneficiary's Account between the various Investment Funds shall be considered to be delegated to the Member or Beneficiary who directs the investment of his contributions and transfer of assets.

Article 9.    Vesting in Accounts

9.1      Participant Contributions Account

A Member shall be fully vested and have a nonforfeitable interest in his Participant Contributions Account at all times.

9.2      Company Contributions Account

(a) General. A Member shall have a vested and nonforfeitable interest in his Company Contributions Account in accordance with the following schedule:

         --------------------------------------------- -------------------------
         --------------------------------------------- -------------------------
         Years of Vesting Service                      Vested Percentage
         --------------------------------------------- -------------------------

         Less than 1                                          0%
         1 but less than 2                                   20%
         2 but less than 3                                   40%
         3 but less than 4                                   60%
         4 but less than 5                                   80%
         5 or more                                          100%

         --------------------------------------------- -------------------------

(b) Accelerated Vesting. Notwithstanding Section 9.2(a) above, a Member shall be fully vested and have a nonforfeitable interest in his entire Company Contributions Account if--

         (1)      he attains his Normal Retirement Age while still an Employee;

         (2)      he dies while an Employee;

         (3)      he incurs a Total Disability while an Employee; or

         (4) while he is an Employee, contributions to the Plan are completely discontinued, the Plan is terminated or the Plan is partially terminated and he is affected by such partial termination.

Article 10.   Loans and Withdrawals

10.1     Loans

(a) Availability of Loans. Any Member who is a "party in interest," as defined under section 3(14) of ERISA, may make a request to borrow from his Participant Contributions Account and his Company Matching Contributions Account upon the terms and conditions hereinafter specified. The request shall be made in a manner prescribed by the Plan Administrator. The authority herein shall not be used as a means of distributing benefits before they otherwise become payable.

(b) Reasons for Loan. A request for a loan may be made for only such purposes that would qualify as financial hardships under Section 10.2(c) or such other financial hardship purposes as the Plan Administrator, in its discretion, may determine. No loan will be made unless the Plan Administrator believes the loan is reasonably necessary for the purpose intended. The Plan Administrator may, in its discretion, require documentation to support the loan request.

(c) Amount of Loan. The amount of any loan request shall not be less than $1,000. The maximum amount of such loan (when added to the outstanding balance of all other loans from the Plan) shall not exceed the lesser of--

         (1)      $50,000 reduced by the excess (if any) of--

                  (A) the highest outstanding principal balance of loans from the Plan during the one-year (1) period ending on the day before the date on which such loan is made, over

                  (B) the outstanding balance of loans from the Plan on the date the loan is made, and

         (2) fifty percent (50%) of the nonforfeitable value of the Member's Account.

         If a Member is also covered under another qualified plan maintained by the Company or Affiliate, the limitation prescribed in Section 10.1(c)(1)(A) shall be applied as though all such qualified plans are one (1) plan.

(d) Collateral. The loan shall be secured by the Member's Account. The Plan Administrator shall not accept any other collateral as security for the loan.

(e) Term of Loan. The term of such loan shall be in six-month (6) increments, not to be less than one (1) year and not to exceed the earlier of--

         (1) five (5) years, provided however, that if the purpose of the loan, as determined by the Plan Administrator (the Plan Administrator may require proof of an agreement to purchase a principal residence), is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Member, then ten (10) years is substituted for five (5) years and

         (2)      such Member's Severance from Service.

(f) Interest Rate of Loan. The loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate, then in effect, charged by persons in the business of lending money for loans under similar circumstances as determined by the Plan Administrator in a uniform and nondiscriminatory manner. Notwithstanding the foregoing, the interest rate for a loan of a Member actively serving in the military shall be reduced during such period of military service to the extent required by the Servicemember's Civil Relief Act of 2003.

(g) Spousal Consent. In the event that the Member is married on the date the loan request is submitted to the Plan Administrator, no spousal consent is required for loan processing and approval.

(h) Loans Payments. The loan shall be amortized in substantially level payments of principal and interest, to be made at least as frequently as quarterly over the term of the loan. Prepayments of a loan may only be made in full.

         Loan payments shall be made by payroll deductions and shall be credited on a monthly basis to the Member's Account. If, for any reason, a Member is not able to make such payments by payroll deduction, the Member shall make such payments by personal check or money order, made payable to the Plan or by any other method, which the Plan Administrator, in its discretion, deems acceptable. Loan payments made by a method other than payroll deductions must be received by the Plan Administrator no later than the date in which the installment payment becomes due.

         Loan repayments shall be suspended during a Member's period of qualified military service (as defined in section 414(u)(5) of the Code) to the extent permitted under section 414(u)(4) of the Code; provided, however, that if the suspension of loan repayments is due to a Member's qualified military service (as defined in section 414(u)(5) of the Code), the term of the loan shall be extended beyond the stated due date for a period not longer than the period of such Member's qualified military service (as defined in section 414(u)(5) of the Code). Upon return to employment from qualified military service (as defined in section 414(u)(5) of the Code), a Member must resume loan repayments with the payment frequency as in effect before the Member's qualified military service (as defined in section 414(u)(5) of the Code) and such loan shall be repaid thereafter by amortization in substantially level installments over a period that ends not later than the latest permissible term of the loan.

         Loan repayments shall also be suspended during an authorized leave of absence for a maximum period of twelve-consecutive (12) months, if (i) the leave of absence is either without pay or the pay, after deductions for income and employment tax withholding, is less than the amount of the installment payments required under the terms of the loan, and (ii) the suspension of loan payments will not cause the loan maturity date to be in any way extended beyond the stated due date.

(i) Failure to Make an Installment Payment when Due. The loan will be considered in default when a Member fails to make an installment payment on the date on which the payment becomes due.

         The Plan Administrator may provide a grace period, not to extend beyond the last day of the calendar quarter following the calendar quarter in which the default occurred, for the Member to make the scheduled installment payment. If the Member does not make the scheduled installment payment by the end of the grace period, along with all other scheduled payments that become due during that time, the loan shall be deemed distributed and shall be taxable to the Member at that time. The unpaid balance of the loan shall not offset the vested account balance of the Member until the earliest opportunity permitted by law.

(j) Other Defaults. If a Participant or Inactive Participant has a Severance from Service or becomes legally incompetent, the unpaid balance of the loan shall become immediately due and payable in full.

         The Plan Administrator may provide the Member or Beneficiary a grace period, not to extend beyond the last day of the calendar quarter following the calendar quarter in which the Severance from Service, to repay the outstanding loan in full. If the Member or Beneficiary does not repay the loan in full by the end of the grace period, or at the time of distribution as provided in Article 9 if earlier, the loan shall be considered an actual distribution and shall be offset from the Member's vested account balance.

(k)      Additional Loan Requirements.

         (1) In making loans pursuant to this Section 10.1, the Plan Administrator shall treat all eligible Members under similar circumstances alike, and loans shall not be made in any manner to discriminate in favor of Highly Compensated Employees.

         (2) A Member may not have more than one (1) loan outstanding at any time.

         (3)      A Member may not take more than one loan in any twelve-month
                  (12) period.

         (4) Each note evidencing a loan to a Member shall be held on the Member's behalf and shall be considered an investment of his Account.

         (5) Such loan shall be evidenced by a legally enforceable agreement, in such form as is permissible by law and prescribed by the Plan Administrator for the amount of the loan, with interest, the date of the loan and the repayment schedule.

10.2     Hardship Withdrawals

(a) Availability of Hardship Withdrawals. Subject to the approval of the Plan Administrator, a Participant or Inactive Participant may request a hardship withdrawal. The request shall be made in a manner prescribed by the Plan Administrator.

(b) Amount of Hardship. The amount of a hardship withdrawal shall be limited to that amount which the Plan Administrator determines is necessary to meet the financial need created by the hardship. Such immediate financial need shall include any amounts necessary to pay for any federal, state or local income taxes, or penalties reasonably anticipated to result from the withdrawal, as determined by the Plan Administrator. In no event shall a hardship withdrawal exceed the distributable amount. The distributable amount shall be equal to the Member's Salary Reduction Contributions not previously distributed and may include amounts that were credited to the Member's Salary Reduction Contributions Account as of December 31, 1988.

(c) Reasons for Hardship. A hardship withdrawal shall be made only if there is an immediate and heavy financial need and the withdrawal is necessary to satisfy the need. An immediate and heavy financial need shall include the following situations:

         (1) expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income), and any such expenses incurred for the Member's primary beneficiary that would be deductible if such primary beneficiary were the Member's spouse or dependent;

         (2) the purchase (excluding mortgage payments) of a principal residence of the Member;

         (3) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Member, Member's spouse, children, or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code) or the Member's primary beneficiary;

         (4) payments necessary to prevent the eviction of the Member from the principal residence or foreclosure on the mortgage of the Member's principal residence;

         (5) payments for burial or funeral expenses for the Member's deceased parent, spouse, children or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code) or the Member's primary beneficiary;

         (6) expenses for the repair of damage to the Member's principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

         (7) any other situations that, based on the facts and circumstances, the Plan Administrator determines to constitute an immediate and heavy financial need.

         For purposes of the foregoing, an individual is a Member's "primary beneficiary" if the Member has designated him as a "Beneficiary" under
         Section 13.1 and such individual has an unconditional right to all or a portion of the Member's account upon the Member's death.

(d) Evidence of Hardship. A Member's request for a hardship withdrawal must be accompanied or supplemented by such evidence of immediate and heavy financial need as the Plan Administrator may reasonably require. Such evidence may include representations from the Member that the need cannot be relieved:

         (1) through reimbursement or compensation by insurance or otherwise;

         (2) by reasonable liquidation of the Member's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

         (3)      by cessation of Salary Reduction Contributions under the Plan;

         (4) by other withdrawals or nontaxable loans (at the time of the loan) from the plans maintained by the Employer; or

         (5) by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

         For purposes of determining evidence of hardship, the Member's resources shall be deemed to include those assets of such Member's spouse or minor children, if any, that are reasonably available to the Participant.

(e) Approval or Denial. Approval or denial of a hardship withdrawal request shall be within the sole discretion of the Plan Administrator. The decisions shall be made in accordance with uniform and nondiscriminatory standards and policies adopted by the Plan Administrator and shall be consistently observed and applied. The Plan Administrator shall be entitled to reasonably rely upon such representation by the Participant and shall not make an independent investigation of the Member's financial affairs.

10.3     Age 59 1/2 Withdrawals

A Participant or Inactive Participant may request an age 59 1/2 withdrawal. The request shall be made in a manner prescribed by the Plan Administrator. In no event shall an age 59 1/2 withdrawal exceed the distributable amount. The distributable amount shall be equal to the Member's Salary Reduction Contributions not previously distributed and may include amounts that were credited to the Member's Salary Reduction Contributions Account as of December 31, 1988.

10.4     Qualified Reservist Withdrawals

In connection with a request to withdraw any portion of his Salary Reduction Contributions Account, a Participant who is a Qualified Reservist may make a request while on active duty as Qualified Reservist, by providing instructions to the Plan Administrator at the time and in the manner prescribed by the Plan Administrator, and the amount requested shall not be subject to the ten percent (10%) additional tax imposed pursuant to section 72(t)(2)(G) of the Code, provided that the amount requested is distributed during the period beginning on the date the Participant is ordered or called to active duty and ending at the close of his active duty.

Article 11.   Distributions

11.1     Retirement or Total Disability

Subject to Section 11.8 below, upon a Member's Severance from Service with the Company or Affiliates on or after attaining his Normal Retirement Age or incurring a Total Disability, the full amount of his Account as of the Accounting Date coincident with or next following such Severance from Service shall be distributable to him.

11.2     Death

Subject to Section 11.8 below, upon the death of a Member, the full amount of the Member's Account as of the Accounting Date coincident with or immediately following the date of the Member's death shall be distributable to the Member's Beneficiary.

11.3     Severance from Service for All Other Reasons

Subject to Section 11.8 below, in the case of a Member who has a Severance from Service for any reason prior to his Normal Retirement Age, incurring a Total Disability or his death, an amount equal to the vested portion of his Account as of the Accounting Date coincident or next following the date of his Severance from Service shall be distributable to him.

11.4     Forfeitures

(a) The nonvested portion of the Company Contributions Account shall be deemed a Forfeiture as soon as practicable after the Member's Severance from Service.

(b) Forfeitures occurring in a Member's Account during any Plan Year shall be used in accordance with Section 7.4.

11.5     Accounts of $5,000 or Less

Notwithstanding any provision of the Plan to the contrary, if the value of a Member's vested Account on the date of his Severance from Service or any later date is greater than $1,000 but less than or equal to $5,000 and the Member or Beneficiary does not elect either (i) to have cash distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or (ii) to receive the distribution directly in accordance with Section 11.17, then the Trustee shall pay the distribution in a direct rollover to an individual retirement account designated by the Plan Administrator that is established in the name of the Member. If the value of a Member's vested Account on the date of his Severance from Service is $1,000 or less, then the Plan Administrator shall direct that such vested Account be distributed in a lump sum within a reasonable time after the Member's Severance from Service. For purposes of this Section 11.5, the value of a Member's vested Account shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions.

11.6     Request for Payment

If the value of a Member's vested Account at the date of his Severance from Service or any later date is in excess of $5,000, the immediate distribution of such Account shall not be made to a Member prior to Normal Retirement Age, unless the Member consents.

Each person for whom an Account under the Plan is distributable shall request such distribution in a manner prescribed by the Plan Administrator. Each such person shall also furnish the Plan Administrator with such documents, evidence, data or information in support of such application as the Plan Administrator considers necessary or desirable.

11.7     Forms of Payment

(a) The distribution of a Member's benefit shall be made in a lump sum. The distribution shall be made in cash unless the Member elects to have the distribution made in property or a combination of cash and property, if applicable, provided that property is distributed at its fair market value as of the date of distribution as determined by the recordkeeper. To the extent a Member's Account at the time of distribution is invested in the Company Stock Fund, the distribution shall be either in cash or in full shares of Company Stock (and in cash for any fractional shares), as the Member shall elect.

(b) The distribution of the Member's Prior Employer Account attributable to the Pittway Blue Chip Plan shall be made in a lump sum, unless the Member elects to have that portion made:

         (1) in a series of substantially equal monthly, quarterly, or annual installments over a period of time not exceeding the least of (1) thirty (30) years, (2) the life expectancy of the Member or, if the Member has a designated Beneficiary who is an individual, the joint life and last survivor expectancy of the Member and his designated Beneficiary (as determined by the Plan Administrator in accordance with the actuarial tables adopted by it for this purpose) and (3) the minimum incidental death benefit factor prescribed under Treasury Regulation section 1.401(a)(9)-2 if the beneficiary is not the Member's spouse, or

         (2)      in a combination of a lump sum and installment payments.

11.8     Time of Distribution

(a) Notwithstanding the foregoing provisions of this Article 11, distribution of the Member's Account shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs--

         (1)      he attains his sixty-fifth (65th) birthday,

         (2)      his Severance from Service, and

         (3) he attains the tenth (10th) anniversary of the commencement of his participation in the Plan.

         The Plan Administrator may require that the Member make a claim for benefits, in a manner prescribed by the Plan Administrator, before the payment of benefits will commence.

(b)      All distributions under the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, and--

         (1) In the case of a Member who is a Five-Percent Owner, distribution of the Member's Account shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age seventy-and-one-half (70 1/2).

         (2) In the case of a Member who is not a Five-Percent Owner, distribution of the Member's Account shall commence no later than April 1 of the calendar year following the later of--

                  (A) the calendar year in which the Member attains age seventy-and-one-half (70 1/2), or

                  (B) the calendar year in which the Member retires from employment with the Employer maintaining the Plan.

(c) If a Member dies before his required beginning date, the Member's Account shall be distributed in full no later than the December 31 of the calendar year containing the fifth anniversary of such Member's death, or as follows:

         (1) If the Member's Account is payable to or for the benefit of a designated beneficiary who is an individual and is not the Member's spouse, such Account distributions must be distributed (in accordance with Treasury Regulations) over the life of such designated beneficiary who is an individual (or over a period not extending beyond the life expectancy of such beneficiary) and must begin not later than December 31 of the calendar year immediately following the year in which the Member died (or such later date as the Secretary of the Treasury may by regulations prescribe).

         (2) If the Member's Account is payable to or for the benefit of a designated beneficiary who is the Member's spouse, such Account may be distributed over the designated beneficiary's life expectancy and shall begin no later than December 31 of the later of (a) the calendar year the Member would have attained age seventy-and-one-half (70 1/2), or (b) the calendar year immediately following the calendar year in which the Member died. If the surviving spouse dies before distributions to such spouse begin and such spouse is the Member's sole beneficiary, the distribution of the Member's Account pursuant to this Section 7.6 shall be made as if the surviving spouse were the Member.

(d) If a Member dies on or after his required beginning date but before his entire Account has been distributed to him, the remaining portion shall be distributed to the Member's designated beneficiary (who is a natural person) (or beneficiaries) at least as rapidly as under the method of distribution being used under section 401(a)(9)(A)(ii) of the Code as of the date of his death to distribute the Account to the Member.

11.9     Incompetence of Member or Beneficiary

Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Plan Administrator, shall otherwise be unable to manage his financial affairs, the Plan Administrator, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

(a)      directly to such person;

(b)      to such person's spouse;

(c)      to such person's legal guardian or conservator; or

(d)      to any other person to be held and used for such person's benefit.

The decision of the Plan Administrator shall, in each case, be final and binding on all parties, and any distribution made pursuant to the power herein conferred on the Plan Administrator shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Plan Administrator in respect of such person.

11.10    Provisions Relating to Section 401(a)(9) of the Code

(a) In General. The provisions of this Section 11.10 will apply for purposes of determining required minimum distributions, and the requirements of this Section 11.10 will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 11.10 will be determined and made in accordance with the Treasury Regulations promulgated under section 401(a)(9) of the Code.

(b) Required Distributions. The Participant's entire interest shall be distributed, or shall begin to be distributed, to the Participant no later than the Participant's required beginning date, or shall be distributed, beginning not later than the required beginning date, over the life of the Participant or joint lives of the Participant and a designated beneficiary or over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated beneficiary.

(c) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, then the Participant's entire interest shall be distributed, or shall begin to be distributed, no later than as follows:

         (1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse shall be distributed (in accordance with the Treasury Regulations) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy-and-one-half (70 1/2), if later.

         (2) If the designated beneficiary is not the Participant's surviving spouse, then distributions to the designated beneficiary shall be distributed (in accordance with the Treasury Regulations) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (3) If the Participant has no designated beneficiary as of September 30 of the calendar year following the calendar year of the Participant's death, then the Participant's entire interest shall be distributed within five (5) years after the death of such Participant.

         (4) If the Participant's surviving spouse is the Participant's sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, then the five-year (5) rule in section 401(a)(9)(B)(ii) of the Code and the life expectancy rule in section 401(a)(9)(B)(iii) of the Code are to be applied as if the surviving spouse were the Participant.

(d) Annuity Contracts. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, then distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.

(e) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (1) the quotient obtained by dividing the Participant's account balance by the applicable distribution period in the Uniform Lifetime Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; and

         (2) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the applicable distribution period to the period determined in accordance with Section 11.10(f)(1) or the joint life expectancy of the Participant and spouse, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(f)      Death On or After Date Distributions Begin.

         (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, then the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                  (A) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the applicable distribution period is the life expectancy of the surviving spouse using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one (1) for each subsequent calendar year that has elapsed after the calendar year of the Participant's death.

                  (B) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then the designated beneficiary's remaining life expectancy shall be calculated using the age of the designated beneficiary in the calendar year immediately following the calendar year of the Participant's death, reduced by one (1) for each subsequent calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant's death.

         (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the calendar year after the calendar year of the Participant's death, then the life expectancy of the Participant as of the Participant's birthday in the year of the Participant's death, reduced by one (1) for each subsequent calendar year that has lapsed after the calendar year of the Participant's death.

(g)      Definitions.

         (1) Designated beneficiary. Any individual designated as a beneficiary by a Participant under section 401(a)(9) of the Code and Treasury Regulation section 1.401(a)(9)-4.

         (2) Distribution calendar year. A calendar year for which a minimum distribution is required as provided in Treasury Regulation section 1.401(a)(9)-5, A-1(b).

         (3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation section 1.401(a)(9)-9.

         (4) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance is decreased by distributions made in the valuation calendar year after the valuation date.

         (5)      Required beginning date. The date determined pursuant to
                  Section 11.8(b) of the Plan.

11.11    Incidental Death Benefit

Lifetime distributions as described in Section 11.10(b) shall satisfy the incidental death benefit requirements in accordance with section 401(a)(9)(G) of the Code.

Article 12.   Direct Rollovers of Eligible Rollover Distributions

Pursuant to section 401(a)(31) of the Code, any distributee who is eligible for a distribution from the Plan may direct the Plan Administrator, in a manner prescribed by the Plan Administrator, to transfer such distribution directly to an Eligible Retirement Plan, provided that such distribution qualified as an Eligible Rollover Distribution and is not less than $200. For purposes of this
Section 12, "distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, is a distributee with regard to the interest of such spouse or former spouse. The term "distributee" shall also include the designated beneficiary of an Employee or former Employee; provided, however, that a designated beneficiary is permitted to elect to have an Eligible Rollover Distribution transferred directly from the Plan only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to an individual retirement account described in section 408A(b) of the Code; provided that, with respect to Plan Years beginning before January 1, 2010, the designated beneficiary meets the requirements of section 408A(c)(3)(B) of the Code.

Article 13.   Beneficiary Designations

13.1     Beneficiary Designations

Each Member may designate, upon such forms as shall be provided for that purpose by the Plan Administrator, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death. The designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until the Member has filed the form with the Plan Administrator. Notwithstanding the foregoing, in the case of a married Member, the Beneficiary shall be the Member's surviving spouse unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Such consent in writing shall acknowledge the effect of such designation and must be witnessed by a plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no spouse, because the spouse cannot be located, because the Member is legally separated from the spouse or has been abandoned within the meaning of local law (and there is a court order to that effect), or because of other circumstances specified by Treasury Regulations.

13.2     Substitute Beneficiaries

Subject to the above, in the event that a Member fails to designate a Beneficiary or Beneficiaries in the manner prescribed above, or if for any reason such designation is legally ineffective, or if such Beneficiary or Beneficiaries predecease the Member or die simultaneously with him or die prior to the complete distribution of the Member's benefits under the Plan, then, for purposes of the Plan, distribution shall be made by the Plan in the following order of priority to:

(a)      the Member's surviving spouse;

(b) the Member's surviving children, including adopted children, in equal shares;

(c)      the Member's surviving parents, in equal shares; or

(d)      the Member's estate.

Article 14.   Members' Stockholder Rights

14.1     Voting of Shares

(a) Company Stock. The Trustee shall vote, in person or by proxy, shares of Company Stock which are allocated to a Member's Account and the Member's "proportionate share" (as determined pursuant to the last sentence of this Section 14.1(a)) of (i) the votes attributable to the shares of Company Stock for which no voting instructions have been received from Members and (ii) unallocated shares of Company Stock held in the Company Stock Fund in accordance with instructions obtained from such Member (or, if applicable, his Beneficiary). Each Member (or Beneficiary) shall be entitled to give voting instructions with respect to the number of shares of Company Stock allocated to his Account as of the valuation date prior to the shareholder record date for such vote. Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Plan Administrator or the Trustee, at such time and in such manner as the Plan Administrator shall determine, to each Member (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting. A Member's "proportionate share" of non-voted shares of Company Stock and unallocated shares of Company Stock held in the Company Stock Fund shall be a fraction, the numerator of which shall be the number of votes attributable to shares of Company Stock that are held in such Member's Account for which instructions are timely provided to the Trustee and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in Members' Accounts under the Company Stock Fund for which voting instructions are provided to the Trustee.

(b) Other Securities. The Trustee shall vote, in person or by proxy, shares of securities other than Company Stock held in the Trust in accordance with voting instructions provided by the Plan Administrator.

14.2     Tender Offers

(a) Rights of Members. In the event a tender or exchange offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of Company Stock allocated to a Member's Account and the Member's "proportionate share" (as determined pursuant to the last sentence of this Section 14.2(a)) of the votes attributable to the unallocated shares of Company Stock held in the Company Stock Fund in accordance with instructions obtained from such Member (or, if applicable, his Beneficiary). Each Member (or Beneficiary) shall be entitled to give instructions with respect to tendering or withdrawal from tender of such shares. A Member (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he can give. If, and to the extent that, the Trustee shall not have receive timely instructions from any individual given a right to instruct the Trustee with respect to certain shares of Company Stock under this Section, the individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Company Stock. The Trustee shall respond to any such tender or exchange offer in respect of all shares of Company Stock allocated to Members' (or Beneficiaries') Accounts in accordance with the terms of the Trust. All instructions from the Member (or Beneficiary) shall be kept confidential and shall not be disclosed to any person, including the Company. A Member's "proportionate share" of unallocated shares of Company Stock held in the Company Stock Fund shall be a fraction, the numerator of which shall be the number of votes attributable to shares of Company Stock that are held in such Member's Account for which instructions are timely provided to the Trustee and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in Members' Accounts under the Company Stock Fund for which voting instructions are provided to the Trustee.

(b) Duties of the Plan Administrator. Within a reasonable time after the commencement of a tender or exchange offer, the Plan Administrator or the Trustee shall provide to each Member:

         (1) the offer to purchase or exchange as distributed by the offeror to the shareholders of the Company,

         (2) a statement of the shares of Company Stock allocated to his Account and

         (3) directions as to the means by which a Member can give instructions with respect to the tender or exchange offer.

         The Plan Administrator shall establish and pay for a means by which Members (or Beneficiaries) can expeditiously deliver to the Plan Administrator instructions addressed to the Trustee with respect to a tender or exchange offer. The Plan Administrator shall transmit to the Trustee aggregate numbers of shares to be tendered or withheld from tender representing instructions of Members (or Beneficiaries). The Plan Administrator, at its election, may engage an agent to receive instructions from Members (or Beneficiaries) and transmit them to the trustee.

(c) Duties of the Trustee. The Trustee shall follow the last instruction given by a Member (or a Beneficiary) with respect to the tender or exchange offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender or exchange offer, after which it shall not accept instructions of Members (or Beneficiaries).

Article 15.   Accounts and Records of the Plan

15.1     Accounts and Records

The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or Beneficiary in the Plan. Each Member will be advised from time to time, at least once during each Plan Year, as to the status of the Member's Account. No Member, except the Plan Administrator or certain Employees, as authorized by the Plan Administrator, shall have the right to inspect the records reflecting the Account of any other Member.

15.2     Valuation and Allocation of Expenses

As of each Accounting Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses that have not been paid by the Employers. Unless paid by an Employer, and subject to such limitations as may be imposed by ERISA or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

15.3     Allocation of Gains and Losses

As of each Accounting Date, the Plan Administrator, before adjusting any Member's Account to reflect any contributions made as of such date, shall adjust each Member's and Beneficiary's Account, on a pro rata basis, by the net gains or losses of the Trust Fund since the preceding Accounting Date so that the value of such Accounts equal the then net fair market value of the Trust Fund as reported to the Plan Administrator by the Trustee. All determinations made by the Trustee with respect to fair market values of assets in the Trust Fund shall be made in accordance with generally accepted accounting principles, and such determinations when so made by the Trustee, and any determinations made by the Plan Administrator with respect to the above adjustments, shall be conclusive and binding upon all persons having an interest under the Plan.

15.4     No Guarantee Against Loss

Neither the Plan Administrator nor any Employer in any way guarantees the assets of the Plan from loss or depreciation.

Article 16.   Administration of the Plan and the Trust Fund

16.1     Fiduciary Responsibility

It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent that such requirements of responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of Members and other persons entitled to benefits under the Plan and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The fiduciaries under the Plan and Trust Fund shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust Agreement.

Each fiduciary warrants that any direction given, information furnished or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under the Plan or the Trust Agreement. It is intended under the Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary, except as may be provided otherwise in ERISA.

16.2     Plan Administrator

The Plan shall be administered by the Plan Administrator, which is a plan committee, consisting of not less than three (3) persons appointed by the Company to carry out the administration of the Plan.

The Company may remove a member of the committee at any time by providing ten
(10) days prior notice to the member and the other members of the committee. A member of the committee may resign at any time by giving ten (10) days prior written notice to the Company and the other members of the committee. The Company may fill any vacancy in the membership of the committee, provided, however, that if a vacancy reduces the membership of the committee to less than three (3) members, such vacancy shall be filled as soon as practicable. The Company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Plan Administrator.

The Plan Administrator shall be a fiduciary under the Plan and under the Trust Agreement, as a named fiduciary and plan administrator in accordance with ERISA.

16.3     Responsibility and Authority of Plan Administrator

Unless otherwise specifically provided hereunder, the Plan Administrator shall have full and complete authority, responsibility and control over the management, administration and operation of the Plan, including, but not limited to, the authority to--

(a) formulate, adopt, issue and apply procedures and rules as may be necessary for the efficient administration of the Plan;

(b)      construe and interpret the Plan;

(c) decide all questions of eligibility for and determine the amount, manner and time of payment of any benefit under the Plan;

(d) to enroll Employees in the Plan and to distribute and receive Plan administration forms;

(e) authorize and direct the payment of benefits from the Trust Fund in accordance with the terms and provisions of the Plan;

(f) make determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

(g) prepare, distribute and file any reports, notices or other documents, which may be required by the Secretary of Labor or the Secretary of the Treasury;

(h) remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision; or

(i) appoint or employ such agents, counsel, auditors, accountants, actuaries and other specialists to aid in the administration of the Plan as it considers appropriate, and to allocate or delegate to them such powers, rights or duties as the Plan Administrator considers necessary or advisable to properly carry out the administration of the plan.

To the extent permitted by law, all findings of fact, determinations, interpretations and decisions of the Plan Administrator and the records of the Employers as to a Member's employment history and Compensation shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan, unless determined to the satisfaction of the Plan Administrator to be incorrect.

None of the Employers and Plan Administrator, nor any individual serving in such capacity, shall be liable to anyone in making a determination of facts hereunder, with respect to any such matters as may arise, in the administration of the Plan.

The Plan Administrator shall exercise any authority provided hereunder in a manner consistent with ERISA and any rules or regulations issued thereunder and the applicable provisions of the Plan. The Plan Administrator shall perform all duties with respect to Plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Members similarly situated.

16.4     Action by Plan Administrator

During any period in which there are two (2) or more committee members acting, any action by the Plan Administrator shall be subject to the following provisions:

(a) The committee may act by meeting or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

(b) A committee member may delegate, in writing, part or all of his rights, powers, duties and discretions to any other committee member provided that such other committee member consents.

(c) The committee shall act by a majority decision, which action shall be effective as if such action had been taken by all members of the committee, provided, however, that by majority action one (1) or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

(d) If there is an equal division among the committee members with respect to any question, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

(e) The certificate of the secretary of the committee or the majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on such certificate.

(f) Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not occurred.

(g) If a member of the committee is also a Member of the Plan, he may not decide or determine any matter or questions specifically concerning his benefits unless such decision or determination could be made by him under the Plan if he were not a committee member.

16.5     Expenses

All costs and expenses incurred in administering the Plan and Trust, including the expenses of the Company and the Plan Administrator, the fees of counsel and any agents for the Company and the Plan Administrator, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, which have been approved by the Plan Administrator, acting on behalf of the Plan and Trust, shall be paid by the Trust except to the extent paid by an Employer; and if paid by an Employer, the Employer may, if authorized by the Plan Administrator acting on behalf of the Company, seek reimbursement of such expenses from the Trust and the Trust shall reimburse the Employer. If borne by more than one (1) Employer, expenses of administering the Plan shall be borne by the Employers in such proportions as the Plan Administrator, acting on behalf of the Company, shall determine.

16.6     Records

All acts and determinations of the fiduciaries under the Plan shall be recorded by the fiduciary or under his or its supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the fiduciary.

16.7     Denial of Claims and Appeals

If any Member or distributee who believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Plan Administrator ("a claimant"). Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Plan Administrator shall review the claim and, unless special circumstances require an extension of time, within ninety (90) days after receipt of the claim, give written or electronic notice to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be notified in writing or electronically, within the initial 90-day (90) period of the extension and such notice shall describe the circumstances requiring the extension and the expected date by which the Plan Administrator will make its determination. In no event shall such an extension exceed ninety (90) days. The notice of the decision of the Plan Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, setting forth the following information:

(a)      the specific reasons for the denial,

(b) specific references to the pertinent Plan provisions on which the denial is based,

(c) a description of any additional material or information necessary for the claimant to perfect the claim,

(d)      an explanation of why such material or information is necessary and

(e) an explanation of the claim review procedure under the Plan (including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following the final denial of the claim).

The claimant (or his duly authorized representative) may request a review by the Plan Administrator of any denial of his claim by filing with the Plan Administrator within sixty (60) days after notice of the denial has been received by the claimant, a written request for such review. Within the same sixty (60) day period, the claimant may submit to the Plan Administrator written comments, documents, records and other information relating to the claim. Upon request and free of charge, the claimant also may have reasonable access and copies of, documents, records and other information relative to the claim. If a request for review is so filed, review of the denial shall be made by the Plan Administrator within, unless special circumstances require an extension of time, sixty (60) days after receipt of such request. If special circumstances require an extension of time, the claimant shall be notified in writing or electronically within the initial sixty-day (60) period the extension and such notice shall describe the circumstances requiring the extension and the expected date by which the Plan Administrator will make its determination. In no event shall such an extension exceed sixty (60) days. If the appeal is wholly or partially denied, the notice of the final decision of the Plan Administrator shall be provided to the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his or her right to bring a civil action under section 502(a) of ERISA.

In making determinations as regarding claims for benefits, the Plan Administrator shall consider all of the relevant facts and circumstances, including, without limitation, governing Plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to a claim submitted by a claimant (a "claimant's submissions"). A claimant's submissions shall be considered by the Plan Administrator upon review of any initially denied claim without regard to whether the claimant's submissions were submitted or considered by the Plan Administrator in the initial benefit determination.

Any actions brought under the Plan shall be subject to the statue of limitations set forth in Section 18.7.

16.8     Effect of a Mistake

In the event of a mistake or misstatement as to a fact that affects a Member's or Beneficiary's benefits payable under the Plan, the Plan Administrator, if possible, shall cause to be withheld or accelerated or otherwise make adjustments of such amounts payable as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under the Plan.

16.9     Indemnity for Liability

The Company shall indemnify any individual who is directed by the Company to carry out responsibilities and duties imposed by the Plan against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act in connection with such person's responsibilities and duties under the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.
Article 17.

Article 17.   Financing

17.1     Trust Agreement

The Company shall enter into a Trust Agreement in order to implement and carry out the provisions of the Plan, and to hold the assets of the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify the Trust Agreement in accordance with the terms of that Trust Agreement from time to time to accomplish the purposes of the Plan.

17.2     Trustee Responsibility

The Trustee shall have the responsibility for the management and control of the Trust Fund pursuant to the funding policy of the Plan. In the event the Company appoints an investment manager, the Company and Trustees shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager.

The Company shall have the sole authority to appoint and remove the Trustee, and any investment manager which may be provided for under the Trust Agreement, to determine the Plan's funding policy and to amend or terminate, in whole or in part, the Plan or the Trust Agreement.

17.3     Trust Fund

Each Member and Beneficiary shall have an undivided proportionate interest in the Trust Fund, which shall be measured by the proportion that the market value of the Member's or Beneficiary's Account bears to the total market value of all Accounts as of the date that such interest is being determined.

17.4     Rights in the Trust Fund

Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Plan Administrator or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

17.5     Nonreversion

No Employer shall have any right, title or interest in the contributions made to or assets of the Plan, and no part of the Trust Fund shall revert to any Employer, except that--

(a) In the event that the Internal Revenue Service initially determines that the Plan does not meet the requirements of a qualified plan under section 401(a) of the Code with respect to one (1) or more Employers, then the contributions made hereunder may be returned to the Employers within one year after such determination is made, unless the Company elects to make the changes necessary to receive a favorable determination from the Internal Revenue Service that the requirements of section 401(a) of the Code are met.

(b) All contributions made by Employers to the Plan are expressly conditioned on the deducibility of those contributions under section 404 of the Code. Furthermore, if any part or all of a contribution is disallowed as a deduction under section 404 of the Code, then to the extent a contribution is disallowed as a deduction, the contribution may be returned within one (1) year after the disallowance.

(c) If a contribution is made to the Trust Fund by an Employer as a result of a mistake of fact, then such contribution may be returned to such Employer within one (1) year after the payment of the contribution.

Article 18.   Miscellaneous

18.1     Nonalienation of Benefits

(a) Except as provided in section 401(a)(13) of the Code, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, garnishment or levy of any kind. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach, encumber, garnish or levy shall be void. In addition, no benefit under the Plan nor the Trust Fund shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to any benefit.

(b) Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order, as defined in section 414(p) of the Code, provided that all such amount are only payable under the Plan in the form of an immediate single sum payment. The Plan Administrator shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. In no event shall a domestic relations order be determined to be a qualified domestic relations order if it requires the Plan to make distributions to an alternate payee prior to the date that a Member attains "earliest retirement age."

         Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date that a Member attains "earliest retirement age" if the qualified domestic relations order provides that the Plan and the alternate payee may agree to the earlier distribution, and the distribution is made pursuant to such an agreement. "Earliest retirement age" means the earliest to occur of--

         (1)      the date the Member terminates employment,

         (2)      the date the Member attains age fifty (50), and

         (3)      the date the Member dies.

(c) Section 18.1(a) shall not apply to any offset of a Member's Account against an amount that the Member is ordered or required to pay to the Plan if--

         (1)      the order or requirement to pay arises--

                  (A) under a judgment of conviction for a crime involving such plan,

                  (B) under a civil judgment, including a consent order or decree, entered by a court in an action brought in connection with a violation (or alleged violation) of
                           Part 4 of Subtitle B of Title I of ERISA, or

                  (C) pursuant to a settlement agreement between the Secretary of Labor and the Member, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Member, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and

         (2) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member's Account.

18.2     No Enlargement of Employee Rights

The Plan is strictly a voluntary undertaking on the part of the Employers. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or retire any Employee at anytime.

18.3     Notice of Address and Missing Persons

Each Member and Beneficiary must file with the Plan Administrator his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his latest post office address as filed with the Plan Administrator will be binding upon such person for all purposes of the Plan and neither the Trustees, the Plan Administrator nor the Employers shall be obliged to search for or ascertain the whereabouts of any such person.

18.4     Evidence

Each member and Beneficiary must furnish to the Plan Administrator, or its designated agent or the Trustee such documents, evidence, or information as the Plan Administrator, or its designated agent or the Trustee considers necessary or desirable for the purpose of administering the Plan, or to protect the Plan Administrator, its designated agent, the Employers or the Trustee. As a condition of the Plan, each person must furnish such information promptly and sign such documents, if required by the Plan Administrator, before any benefits become payable under the Plan.

18.5     Extent of Liability

It is declared to be the express purpose and intention of the Plan that, except as otherwise required by law, no liability whatever shall attach to, or be incurred by the stockholders, officers or directors of the Employers or any representative appointed hereunder by the Employers, under or by any of the terms or conditions of the Plan.

18.6     Applicable Law

The Plan and all rights hereunder shall be governed and construed according to the laws of the State of Illinois to the extent such laws have not been preempted by ERISA or any other applicable federal law. All persons accepting or claiming benefits under the Plan shall be deemed to consent to the provisions of such laws.

18.7     Statute of Limitations for Actions under the Plan

Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action under section 502 of ERISA may be commenced later than one (1) year after the claimant receives a final decision from the Plan Administrator in response to the claimant's request for review of the adverse benefit determination (or, if later, one (1) year after the effective date of this provision, which is January 1, 2010 and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years from the time the person bringing an action knew, or had reason to know, of the circumstances giving rise to the action (or, if later, two (2) years after the effective date of this provision, which is January 1, 2010). This provision shall not bar the Plan or its fiduciaries from (x) recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or (y) bringing any legal or equitable action against any party.

18.8     Forum for Legal Actions under the Plan

Any legal action involving the Plan that is brought by any Participant, any Beneficiary or any other person shall be litigated in the federal courts located in the Northern District of Illinois and no other federal or state court.

18.9     Severability

If any provision(s) of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision(s) had never been included herein.

18.10    Supplements

From time to time, supplements may by amendment be attached to and form a part of the Plan. Such supplements may modify or supplement the provisions of the Plan as they apply to particular groups of Employees or Members, shall specify the persons affected by such supplements and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements.

18.11    Internal Revenue Service Approval

The Plan and Trust are intended to meet the requirements of section 401(a) of the Code, as now in effect or hereafter amended, so that--

(a) the income of the assets held under the Trust may be exempt from taxation under section 501(a) of the Code, and

(b) contributions of the Company under the Plan to the Trustees may be deductible for income tax purposes under section 404(a) of the Code, as now in effect or hereafter amended.

Any modification or amendment of the Plan may be made retroactive as necessary or appropriate, to establish or maintain such initial qualification, or to otherwise comply with ERISA.

Article 19.   Amendment, Termination and Merger

19.1     Right to Amend or Terminate the Plan

(a) The Company hereby expressly and specifically reserves the sole and exclusive right to alter, amend, modify, revoke or terminate the Plan and any funding vehicle that may be established to fund benefits under the Plan through formal action taken by the Company's Board of Directors, except that--

         (1) the duties and liabilities of the Plan Administrator cannot be changed substantially without the consent of the Plan Administrator,

         (2) the Plan Administrator shall have the power to amend loan provisions and

         (3) no amendment shall reduce the value of a Member's benefit to less than the amount he would be entitled to receive if he had resigned from the employ of his Employer or nonparticipating Affiliate on the day of the amendment.

(b) Subject to Section 17.5, the Company further reserves the right to discontinue or to suspend the payment of contributions to provide benefits under the Plan.

(c) In the event that an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated or shall by appropriate legal proceedings be adjudged bankrupt, or in the event that judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer.

(d) The merger, consolidation or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to such Employer by the Employer's successor or by the purchaser of all or substantially all of its assets of a written instrument requesting that the successor or purchaser be substituted for the Employer and agreeing to perform all the provisions hereof which such Employer is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for such Employer herein, and such Employer shall be relieved and released from any obligations of any kind, character or description herein or in any trust agreement imposed upon it.

19.2     Effect of Termination

In the event of a partial or complete termination of the Plan, all Participants with respect to whom the Plan is being terminated shall be fully vested in their Accounts as of the date of the termination of the Plan. If a Member remains an Employee of the Company or Affiliates following the termination of the Plan, his benefits shall remain in the Trust Fund until his Severance from Service and then shall be paid to him in accordance with the provisions of Article 11.

19.3     Effect of Merger, Consolidation or Transfer

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan shall (if the Plan then terminates) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Article 20.   Plan Participation

20.1     Action by Employer

Any action required or permitted of an Employer under the Plan shall be by resolution of its Board of Directors (or other governing body) or by a duly authorized committee of such Board of Directors (or other governing body), or by a person or persons authorized by resolution of its Board of Directors (or other governing body) or such committee.

20.2     Participation in the Plan

Pursuant to the terms of the Plan as heretofore in effect, the Company has extended adoption of the Plan to subsidiaries of the Company such that such subsidiaries have become an Employer hereunder as described in Section 20.3 or a supplement described in Section 18.10. Subject to any applicable collective bargaining agreement, any subsidiary or other related company that is not an Employer may hereafter adopt the Plan and become an Employer hereunder by filing with the Plan Administrator and the Trustee at the time--

(a) a certified copy of a resolution of the subsidiary's or other related company's board of directors (or other governing body) providing for the adoption of the Plan; and

(b) a certified copy of a resolution of the Company's Board of Directors consenting to such adoption.

For this purpose, a "subsidiary" means any corporation or other business entity fifty percent (50%) or more of the voting securities of which are directly or indirectly owned by the Company, and a "related company" means any corporation or other business entity which directly or indirectly owns fifty percent (50%) or more of the voting securities of the Company and any corporation or other business entity (other than the Company and its subsidiaries) fifty percent (50%) or more of the voting securities of which are directly or indirectly owned by any corporation or other business entity which directly or indirectly owns fifty percent (50%) or more of the voting securities of the Company. The term "AptarGroup Companies" includes the Employers and all subsidiaries and related companies that have not adopted the Plan (and each such corporation or other entity is sometimes referred to herein individually as an "AptarGroup Company"). Any corporation or other entity which is not an Employer under the Plan and which does not qualify as a subsidiary or related company but is (a) a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an Employer under the Plan, (b) a member of an affiliated service group (as defined in section 414(m) of the Code) which contains an Employer under the Plan, or (c) any other entity required to be aggregated with an Employer under section 414(o) of the Code shall, for purposes of the Plan, be considered as a subsidiary or related company that has not adopted the Plan and, therefore, as an AptarGroup Company for purposes of certain determinations as to employment with the AptarGroup Companies.

20.3     The Employers

In addition to all subsidiaries and related companies participating in the Plan as of April 22, 1993, the following subsidiaries and related companies, shall each be considered an Employer:

(a)      Effective April 22, 1993, Global Precision, Inc.,

(b)      Effective June 1, 1993, Valois of America, Inc.,

(c)      Effective July 1, 1993, Pfeiffer, Inc.,

(d)      Effective August 1, 1993, SAR USA, Inc.,

(e)      Effective 1999, Liquid Molding Systems,

(f)      Effective 2000, Emsar Inc.,

(g)      Effective 2000, Philson Inc. and

(h) Effective February 6, 2006, Seaquist Closures, LLC (but only in respect of eligible Employees performing services at the Libertyville, Illinois location).

20.4     Withdrawal from the Plan

Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving ten (10) days advanced written notice to the Board of Directors of the Company, provided the Board of Directors consents to such withdrawal. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under section 501 of the Code or to a group annuity contract qualified under section 401 of the Code, or distribution may be made as an immediate cash lump sum payment in accordance with the directions of the Plan Administrator; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

Article 21.   Top-Heavy Provisions

21.1     Application of Top-Heavy Provisions

(a) Single Plan Determination. Except as provided in Section 21.1(b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds sixty percent (60%) of the amount of the Section 416 Accounts of all Members and Beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article 21 shall become applicable.

(b)      Aggregation Group Determination.

         (1) If as of a Determination Date the Plan is part of an Aggregation Group, which is top-heavy, the Plan is top-heavy and the provisions of this Article 21 shall become applicable. Top-heaviness for the purpose of this Section 21.1(b) shall be determined with respect to the Aggregation Group in the same manner as described in Section 21.1(a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a member or a beneficiary under such plan.

         (2) If the Plan is top-heavy under Section 21.1(a), but the Aggregation Group is not top-heavy, the Plan is not top-heavy and this Article 21 shall not be applicable.

(c) Calculations. The Plan Administrator shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

21.2     Definitions

(a) "Aggregation Group" means the Plan and all other plans maintained by the Company or Affiliates which cover a Key Employee and any other plan of the Company or Affiliates which enables a plan covering a Key Employee to meet the requirements of section 401(a)(4) or 410 of the Code. The Aggregation Group shall also include any terminated plan which was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question if such plan would, but for the fact that it terminated, be part of the required Aggregation Group for such Plan Year. In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by the Company or Affiliates if such expanded Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

(b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year as to which the top-heavy plan determination is made, or in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c) "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual compensation greater than $150,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)      "Non-key Employee" means any Employee who is not a Key Employee.

(e)      "Section 416 Account" means--

         (1) the amount credited as of a Determination Date to a Member's or Beneficiary's Account under the Plan and any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of a Determination Date but which have not yet been contributed),

         (2) the present value of the accrued benefit credited as of a Determination Date to a Member or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group, and

         (3) the amount of distributions under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code made during the one-year (1) period ending on the Determination Date to a Member or Beneficiary, except for a distribution that is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by the Company or Affiliate. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from employment, death or disability, this provision shall be applied by substituting "five-year (5) period" for "one-year
                  (1) period", reduced by

         (4) any Rollover Contribution (or similar transfer), initiated by the Member, credited as of a Determination Date to a Member's Account under the Plan and any other qualified plan which is part of an Aggregation Group, derived from plans not maintained by the Company or Affiliate.

         The account of a Member who was a Key Employee and who subsequently meets none of the conditions of Section 21.2(c) for the Plan Year containing the Determination Date is not a Section 416 Account and shall be excluded from all computations under this Article 21. Furthermore, if a Member has not performed any services for an Employer during the one-year (1) period ending on the Determination Date, then any account of such Member (and any accrued benefit for such Member) shall not be taken into account in determining top-heaviness under this
         Article 21.

21.3     Minimum Contribution

(a) General. If the Plan is determined to be top-heavy under the provisions of Section 21.1 with respect to a Plan Year, the sum of Employer contributions (excluding contributions under a salary reduction agreement only for Non-key Employees) and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than three percent (3%) of such Member's Compensation.

(b) Exception. The contribution rate specified in Section 21.3(a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this Section 21.3(b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of the Key Employee's Compensation for the year.

(c) Multiple Plans. If the Plan is determined to be top-heavy under the provisions of this Section 21.3(c) with respect to a Plan Year, any Member who is a Non-key Employee covered under the Plan and under a defined benefit plan maintained by the Company or Affiliates shall receive a minimum contribution determined by substituting five percent (5%) for three percent (3%) in applying the provisions of Section 21.3(a). However, no minimum contribution under this Section 21.3(c) shall be allocable to any Non-key Employee who participates in a defined benefit plan maintained by the Company or Affiliate and who receives the minimum benefit described in section 416(c)(l) of the Code under such defined benefit plan.

(d) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of actual contribution percentage test and other requirements of section 401(m) of the Code.

21.4     Collective Bargaining Agreements

The requirements of Sections 21.1 and 21.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Company or Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Company or Affiliate.

                               * * * * * * * * * *

In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officers on this 15th day of December, 2008, effective as of December 31, 2007.




                                            AptarGroup, Inc.



                                            By:  /s/ Stephen J. Hagge
                                                 --------------------

                                            Its: Executive Vice President and
                                                 ----------------------------
                                            Chief Operating Officer
                                            -----------------------

Attest:



By:  /s/ Matthew J. DellaMaria
     -------------------------

Its: Vice President, Corporate
     -------------------------
Communications and Assistant Secretary
--------------------------------------